RECEIVABLES
                              PURCHASE AND TRANSFER
                                    AGREEMENT


                          Dated as of November 1, 2000


                                      Among

                             MIM HEALTH PLANS, INC.,
                     as a Provider and as Primary Servicer,


                                EACH OTHER PERSON
                                  PARTY HERETO,
                                  as Providers


                                       and


                                MIM FUNDING LLC,
                                  as Purchaser


         ALL THE RIGHT, TITLE AND INTEREST OF THE PURCHASER IN AND TO, ALL BENEFITS OF THE PURCHASER UNDER AND ALL MONIES DUE OR TO BECOME DUE TO THE PURCHASER UNDER OR IN CONNECTION WITH, THIS AGREEMENT HAVE BEEN ASSIGNED TO HFG HEALTHCO-4 LLC, AS COLLATERAL SECURITY FOR ANY AND ALL THE OBLIGATIONS OF THE PURCHASER PURSUANT TO A LOAN AND SECURITY AGREEMENT DATED AS OF NOVEMBER 1, 2000 BETWEEN THE PURCHASER AND HFG HEALTHCO-4 LLC.

                                              TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----

ARTICLE I      TERMS OF THE PURCHASES AND CONTRIBUTIONS
                      SECTION 1.01   Sale, Contribution and Purchase of Accounts...........................1
                      SECTION 1.02   Receivable Information and Transferred Batch Determination............1
                      SECTION 1.03   The Transfers.........................................................2
                      SECTION 1.04   Collection and Payment Procedures.....................................2
                      SECTION 1.05   Allocation of Servicer Responsibilities...............................3

ARTICLE II     GENERAL PAYMENT MECHANICS; GOVERNMENTAL ENTITIES PAYMENT
               MECHANICS; MISDIRECTED PAYMENTS
                      SECTION 2.01   General Payment Mechanics.............................................4
                      SECTION 2.02   Governmental Entities Payment Mechanics...............................4
                      SECTION 2.03   Misdirected Payments..................................................5
                      SECTION 2.04   Unidentified Payments; Right of Presumption...........................6
                      SECTION 2.05   No Rights of Withdrawal...............................................6

ARTICLE III    REPRESENTATIONS AND WARRANTIES; COVENANTS; EVENTS OF
               TERMINATION
                      SECTION 3.01   Representations and Warranties; Covenants.............................6
                      SECTION 3.02   Group-Wide Events of Termination; Events of Termination...............6

ARTICLE IV     INDEMNIFICATION; GRANT OF SECURITY INTEREST
                      SECTION 4.01   Indemnification and Set-Off Rights for Denied Receivables.............7
                      SECTION 4.02   Indemnities by the Provider...........................................8
                      SECTION 4.03   Right of Set-Off......................................................9
                      SECTION 4.04   Grant of Security Interest............................................9

ARTICLE V      MISCELLANEOUS
                      SECTION 5.01   Amendments, etc......................................................10
                      SECTION 5.02   Notices, etc.........................................................10
                      SECTION 5.03   Assignability........................................................10
                      SECTION 5.04   Further Assurances...................................................11
                      SECTION 5.05   Costs, Expenses and Termination Fee..................................11
                      SECTION 5.06   Confidentiality......................................................12
                      SECTION 5.07   Term and Termination.................................................12
                      SECTION 5.08   Sale Treatment.......................................................13
                      SECTION 5.09   Grant of Security Interest...........................................13
                      SECTION 5.10   No Liability of the Purchaser........................................13
                      SECTION 5.11   No Proceedings.......................................................13
                      SECTION 5.12   Attorney-in-Fact.....................................................14
                      SECTION 5.13   Entire Agreement; Severability.......................................14
                      SECTION 5.14   GOVERNING LAW........................................................14
                      SECTION 5.15   WAIVER OF JURY TRIAL, JURISDICTION AND VENUE.........................14
                      SECTION 5.16   Execution in Counterparts............................................14





                      SECTION 5.17   Survival of Termination..............................................15
                      SECTION 5.18   Addition, Removal and Suspension of Providers........................15
                      SECTION 5.19   Joint and Several Liability; Providers...............................17

EXHIBITS

Exhibit I      Definitions
Exhibit II     Conditions of Purchases
Exhibit III    Representations and Warranties
Exhibit IV     Covenants
Exhibit V      Events of Termination
Exhibit VI     Receivable Information
Exhibit VII-A  Form of Notice to  Governmental  Entities
Exhibit VII-B  Form of Notice   to   Non-Governmental    Entities
Exhibit VIII   Primary   Servicer Responsibilities
Exhibit IX     Servicer  Termination  Events
Exhibit X      Interface Between Master  Servicer and the Primary  Servicer
Exhibit XI-A   Form of Opinion
Exhibit XI-B   Form of Opinion of Provider's and Purchaser's Counsel
                 With Respect to Certain Corporate Matters
Exhibit XI-C   Form of Opinion of General Counsel of Borrower
Exhibit XII    Form of Depositary Agreement
Exhibit XIII   Form of Deferred Purchase Price Note
Exhibit XIV    Form of Subscription Agreement
Exhibit XV     Eligibility Criteria


SCHEDULES

Schedule I     List of  Providers
Schedule II    Addresses  for Notices
Schedule III   Credit  and  Collection  Policy
Schedule  IV   Disclosures
Schedule  V    Lockbox Information
Schedule  VI   Net Value Factors
Schedule  VII  Monthly Financial Reporting

                   RECEIVABLES PURCHASE AND TRANSFER AGREEMENT

                          Dated as of November 1, 2000

         MIM HEALTH PLANS, INC., a corporation organized under the laws of the State of Delaware (together with its corporate successors and assigns, "MIM," and in its capacity as primary servicer hereunder, the "PRIMARY SERVICER"), each of the parties named on Schedule I hereto and as such Schedule may be amended from time to time pursuant to Section 5.18 herein (each, including MIM, together with each one's corporate successors and assigns, a "PROVIDER" and, collectively, the "PROVIDERS") and MIM FUNDING LLC, a limited liability company organized under the laws of the State of Delaware (together with its successors and assigns, the "PURCHASER"), agree as follows:

         PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References herein and in the Exhibits and Schedules hereto to the "Agreement" refer to this Agreement, as amended, restated, modified or supplemented from time to time in accordance with its terms (the "AGREEMENT").

         Each Provider wishes to sell or contribute to the Purchaser on a continuing basis all of its receivables. The Purchaser is prepared to purchase or to accept the contribution of such receivables on the terms and subject to the conditions set forth herein. Accordingly, the parties agree as follows:


                                    ARTICLE I

                    TERMS OF THE PURCHASES AND CONTRIBUTIONS

         SECTION 1.01 Sale, Contribution and Purchase of Accounts. On each Transfer Date until the Facility Termination Date and on the terms and conditions set forth herein, each Provider agrees to sell or contribute, without recourse except to the extent of a required repurchase due to a breach of a representation or warranty, all of the Provider's Accounts to the Purchaser, and the Purchaser agrees to purchase or accept such contribution of, all of such Provider's Accounts.

         SECTION 1.02 Receivable Information and Transferred Batch Determination. (a) On each Batching Day after the Initial Transfer Date, the Primary Servicer, on behalf of each Provider, shall provide the Master Servicer by Transmission the information listed on Exhibit VI hereto (as such Exhibit may be modified by the Purchaser from time to time, the "RECEIVABLE INFORMATION") with respect to new Accounts that it has determined constitute Eligible Receivables (the "PROPOSED ELIGIBLE RECEIVABLES") and with respect to new Accounts that it has determined do not constitute Eligible Receivables.

         (b) All Proposed Eligible Receivables for which Receivable Information has been received by the Master Servicer between the prior Batching Time and the current Batching Time shall be reviewed by the HFG Group. On or prior to each Transfer Date, the Purchaser or the Program Manager shall prepare a list of all Proposed Eligible Receivables delineating those Proposed Eligible Receivables that the Purchaser will purchase on the Transfer Date (a "PURCHASED

BATCH", and together with the remaining Proposed Eligible Receivables and all other Receivables that are not Eligible Receivables that will not be purchased and instead will be contributed to the Purchaser, the "TRANSFERRED BATCH"), together with an explanation stating that the identified Proposed Eligible Receivables not included in the Purchased Batch are not Eligible Receivables and the basis therefor.

         SECTION 1.03 The Transfers. (a) On each Transfer Date, (i) subject to satisfaction of the applicable conditions set forth in Exhibit II hereto, the Purchaser shall pay to the Primary Servicer for the benefit of the Providers an amount equal to the Purchase Price of the Purchased Batch, and (ii) each Provider will contribute to the capital of the Purchaser all other Receivables in the Transferred Batch. Payment of the Purchase Price shall be made therefor by means of any one or a combination of the following: (a) a deposit in same day funds to the Primary Servicer Account and (b) an increase in the Deferred Purchase Price (subject at all times to the limitations contained in the definition thereof). The Primary Servicer shall remit the proceeds of the Purchase Price of the Purchased Batch to the applicable Provider in accordance with their respective interests.

         (b) Effective on each Transfer Date, in consideration of the Purchase Price, increased capital accounts with the Purchaser, and other good and valuable consideration, each Provider hereby sells, contributes, assigns and conveys to the Purchaser and the Purchaser hereby purchases and accepts, as absolute owner, all right, title and interest in and to the Transferred Batch purchased or contributed on such Transfer Date.

         SECTION 1.04 Collection and Payment Procedures. (a) Collections on the Transferred Batch. With respect to each Transferred Batch, the Purchaser shall be entitled to: (i) receive all Collections on such Transferred Batch and (ii) have and exercise any and all rights (x) to collect, record, track and, during the continuance of an Event of Termination or a Servicer Termination Event, take all actions to obtain Collections with respect to each Batch Receivable payable by Persons other than Governmental Entities, and (y) to the extent permitted by law and in a manner consistent with all applicable laws and regulations, to record, track and, during the continuance of an Event of Termination or a Servicer Termination Event, take all actions to obtain Collections with respect to each Batch Receivable payable by Governmental Entities.

         (b) Distributions on Each Settlement Date. On each Settlement Date and with respect to each Transferred Batch, Total Collections shall be distributed to the Purchaser.

         (c) Payment of Deferred Purchase Price. On each Settlement Date, the Purchaser shall pay to the Primary Servicer accrued interest on the Deferred Purchase Price and the Purchaser may, at its option, prepay in whole or in part the principal amount of the Deferred Purchase Price; provided that no such payment shall be made at any time when an Event of Termination is continuing or would result from such payment. At such time following the Facility Termination Date when all principal, interest, fees, expenses, costs and all other obligations and amounts owed by the Purchaser under the Loan Agreement shall have been paid in full, the Purchaser shall apply, on each Settlement Date, Total Collections received by the Purchaser pursuant to Section 1.04(b) (and not previously distributed) first to the repayment of accrued interest on the Deferred Purchase Price, and then to the reduction of the principal amount of the Deferred Purchase Price. All payments by the Purchaser under this Section 1.04(c) shall be made by a deposit in same day funds to the Primary Servicer Account, and the Primary Servicer shall remit the amounts so received, on a pro rata basis, to the applicable Providers.

         SECTION 1.05 Allocation of Servicer Responsibilities. (a) Tracking of purchases, Collections and other transactions pertaining to each Transferred Batch shall be administered by the Master Servicer in a manner consistent with the terms of this Agreement. The responsibilities of the Providers and the Primary Servicer to the Master Servicer have been set forth in Exhibit X attached hereto. Each Provider shall cooperate fully with the Primary Servicer and the Master Servicer in establishing and maintaining the Transmission of the Receivable Information, including, without limitation, the matters described in
Exhibit X, and shall provide promptly to the Master Servicer such other information necessary or desirable for the administration of Collections on the Batch Receivables as may be reasonably requested from time to time.

         (b) The Purchaser hereby appoints each Provider as its agent for the administration and servicing obligations set forth in Exhibit VIII hereto with respect to the Accounts transferred by such Provider to the Purchaser hereunder (the "PRIMARY SERVICER RESPONSIBILITIES"), and each Provider hereby accepts such appointment and agrees to perform the Primary Servicer Responsibilities. Each of the Providers hereby contracts its Primary Servicer Responsibilities to the Primary Servicer and appoints the Primary Servicer to act as its agent (in such capacity, the "SERVICER") hereunder, provided, however, that such contracting and appointment shall not relieve any Provider from any of its duties, responsibilities, liabilities and obligations resulting or arising hereunder. The Primary Servicer hereby accepts such appointment as Servicer and agrees to perform the Primary Servicer Responsibilities on behalf of the Providers. Each of the Providers, the Servicer and the Purchaser hereby acknowledge that the Servicer's appointment is subject to and limited by Healthco-4's appointment of the Purchaser as its agent for performance of the Primary Servicer Responsibilities under the Loan Agreement and Healthco-4's rights thereunder to replace the Purchaser (which replacement may be effectuated through the outplacement to a qualified and experienced third-party of all back office duties, including billing, collection and processing responsibilities, and access to all personnel, hardware and software utilized in connection with such responsibilities). The Purchaser may, at any time following the occurrence of a Servicer Termination Event (and shall, without requirement of notice to any party, upon a Servicer Termination Event resulting from the events described in clauses (g) or (i) of Exhibit V hereto) appoint another Person to succeed the Servicer as its agent for performance of the Primary Servicer Responsibilities (which appointment may be effectuated through the outplacement to a qualified and experienced third-party of all back office duties, including billing, collection and processing responsibilities, and access to all personnel, hardware and software utilized in connection with such responsibilities). The Purchaser may, at any time following the occurrence of one or more Servicer Termination Events (and may, without requirement of notice to any party, upon one or more Servicer Termination Events resulting from the events described in clauses (g) or (i) of Exhibit V hereto) affecting the Providers that have sold or contributed to the Purchaser more than 20% of the Batch Receivables (whether or not purchased) in the prior ninety days (or the number of days from the date of this Agreement to such date, if less than ninety days) (in each case, a "GROUP-WIDE SERVICER TERMINATION EVENT"), designate the Master Servicer or any other Person to succeed the Servicer as its agent for performance of the Primary Servicer Responsibilities.

         (c) As compensation for the performance of the Primary Servicer Responsibilities, the Servicer (or the successor Servicer who performs such Primary Servicer Responsibilities) shall be entitled to a Primary Servicing Fee with respect to each Purchased Batch serviced by it; provided that the Primary Servicing Fee shall be payable solely, to the extent received, from a similar fee payable by Healthco-4 to the Purchaser, and, to the extent not received, the Servicer hereby waives its right to receive it.


                                   ARTICLE II

                GENERAL PAYMENT MECHANICS; GOVERNMENTAL ENTITIES
                     PAYMENT MECHANICS; MISDIRECTED PAYMENTS

         SECTION 2.01 General Payment Mechanics. (a) On or prior to the Initial Transfer Date, each of the Primary Servicer, the Providers, the Purchaser, Healthco-4, and the Lockbox Bank shall have entered into the Depositary Agreement and shall have caused the Lockbox Bank to establish the Purchaser Lockbox and the Purchaser Lockbox Account.

         (b) Each Provider shall prepare, execute and deliver to each non-Governmental Entity who is proposed to be a payor of Receivables, with copies to the Purchaser, on or prior to the Initial Transfer Date, a Notice to Obligors addressed to each such non-Governmental Entity, which Notice to Obligors shall state that all present and future Receivables owing to such Provider have been and will be transferred to the Purchaser and that all checks from such non-Governmental Entity on account of Receivables shall be sent to the Purchaser Lockbox and all wire transfers from such non-Governmental Entity on account of Receivables shall be wired directly into the Purchaser Lockbox Account.

         (c) Each Provider covenants and agrees that, on and after the Initial Transfer Date, all invoices (and, if provided by such Provider, return envelopes) to be sent to non-Governmental Entities shall set forth only the address of the Purchaser Lockbox as a return address for payment of Receivables, and only the Purchaser Lockbox Account with respect to wire transfers for payment of Receivables. Each Provider hereby further covenants and agrees to instruct and notify each of the members of its accounting and collections staff to provide identical information in communications with non-Governmental Entities with respect to Collections.

         SECTION 2.02 Governmental Entities Payment Mechanics. (a) On or prior to the Initial Transfer Date, each of the Primary Servicer, the Providers, the Purchaser, Healthco-4, and the Lockbox Bank shall have entered into the Depositary Agreement, and the Providers shall have caused the Lockbox Bank to establish the Provider Lockbox and the Provider Lockbox Account. Each Provider shall prepare, execute and deliver to each Governmental Entity or its fiscal intermediary who is proposed to be an Obligor of Receivables, with copies to the Purchaser, on or prior to the Initial Transfer Date, Notices to Governmental Entities, which Notices to Governmental Entities shall provide that all checks from Governmental Entities on account of Receivables shall be sent to the Provider Lockbox and all wire transfers on account of Receivables shall be wired directly into the Provider Lockbox Account.

         (b) Each Provider covenants and agrees that, on and after the Initial Transfer Date, all invoices to be sent to Governmental Entities (and, if provided by such Provider, return envelopes) shall set forth only the address of the Provider Lockbox as a return address for payment of Receivables, and only the Provider Lockbox Account with respect to wire transfers for payment of Receivables. Each Provider further covenants and agrees to instruct and notify each of the members of its accounting and collections staff to provide identical information in communications with Governmental Entities with respect to Collections.

         (c) The Providers shall maintain the Provider Lockbox Account exclusively for the receipt of payments on account of Receivables from Governmental Entities. The Providers and the Primary Servicer shall take all actions necessary to ensure that no payments from any Person other than a Governmental Entity shall be deposited in the Provider Lockbox Account.

         SECTION 2.03 Misdirected Payments. (a) In the event that a Provider receives a Misdirected Payment in the form of a check, such Provider shall immediately send such Misdirected Payment, in the form received by the Provider, by overnight delivery service to the appropriate Purchaser Lockbox or Provider Lockbox, as the case may be, together with the envelope in which such payment was received. In the event a Provider receives a Misdirected Payment in the form of cash or wire transfer, such Provider shall immediately wire transfer the amount of such Misdirected Payment directly to the Purchaser Lockbox Account. All Misdirected Payments shall be sent promptly upon receipt thereof, and in no event later than the close of business, on the first Business Day after receipt thereof.

         (b) If a Misdirected Payment in the form of a check is received by the Purchaser more than seven Business Days after the postmark date on the envelope enclosing a check from the Obligor (or, if no such envelope is sent to the Purchaser Lockbox by a Provider, more than seven Business Days after the date of such check or wire transfer with respect thereto), then the Providers shall pay interest on such Misdirected Payment to the Purchaser from such seventh subsequent day to and including the date such check is received in the Purchaser Lockbox, at a rate equal to the LIBO Rate then in effect under the Loan Agreement (or the maximum rate legally permitted if less than such rate).

         (c) Each Provider hereby agrees and consents to the Purchaser taking such actions, solely during the continuation of an Event of Termination, as are reasonably necessary to ensure that future payments from the Obligor of a Misdirected Payment shall be made in accordance with the Notice previously delivered to such Obligor, including, without limitation, to the maximum extent permitted by law, (i) the Purchaser, its assigns or designees, or any member of the HFG Group executing on a Provider's behalf and delivering to such Obligor a new Notice, and (ii) the Purchaser, its assigns or designees, or any member of the HFG Group contacting such Obligor by telephone to confirm the instructions previously set forth in the Notice to such Obligor. At any time, upon the Purchaser's request, a Provider shall promptly (and in any event, within two Business Days from such request) take such similar actions as the Purchaser may request.

         SECTION 2.04 Unidentified Payments; Right of Presumption. If a payment is received and, after consultation with the Primary Servicer, the Purchaser is unable to determine the invoice or the Obligor to which it should apply, such payment shall be applied against the oldest

Purchased Batch as the Purchaser reasonably determines. Each of the Providers and the Purchaser agrees and consents that, after the occurrence of an Event of Termination, the HFG Group or its designees or assigns may apply any payment it receives from an Obligor or any other payor against a Purchased Batch if the HFG Group is unable in good faith to determine whether such payment relates to a Purchased Batch.

         SECTION 2.05 No Rights of Withdrawal. None of the Providers, the Primary Servicer nor the Purchaser shall have any rights of direction or withdrawal with respect to amounts held in the Purchaser Lockbox Account.


                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                              EVENTS OF TERMINATION

         SECTION 3.01 Representations and Warranties; Covenants. Each Provider makes, on the Initial Transfer Date and on each subsequent Transfer Date, the representations and warranties on and as of such dates, and hereby agrees to perform and observe the covenants, set forth in Exhibits III and IV, respectively, hereto.

         SECTION  3.02  Group-Wide   Events  of   Termination;   (a)  Events  of
Termination. If any Group-Wide Event of Termination shall occur and be continuing, the Purchaser may, by notice to the Primary Servicer on behalf of each of the Providers (which notice shall be deemed to have been given to each Provider), take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (except with respect to the Group-Wide Event of Termination in clause (g) of Exhibit V, in which case the Facility Termination Date shall be deemed to have occurred automatically and without notice), and (y) without limiting any rights hereunder, terminate the appointment of the Providers and the Primary Servicer to perform any or all of the Primary Servicer Responsibilities and replace the Servicer in the manner set forth in Section 1.05(b). Upon any such declaration or designation, the Purchaser shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

         (b) If an Event of Termination shall occur and be continuing, the Purchaser may terminate the appointment of the Providers and the Primary Servicer, or any of their agents, to perform any or all of the Primary Servicer Responsibilities in the manner set forth in Section 1.05(b), and, with respect to an individual Provider that does not constitute a Group-Wide Event of Termination, the Purchaser, in its sole discretion, may require the immediate removal of such Provider from the program. In such event, such Provider shall also withdraw as a member of the Purchaser; provided, however, that such Provider's capital account as a member of the Purchaser shall not be paid out until the date of termination of this Agreement as set forth in Section 5.07 herein.

                                   ARTICLE IV

                                INDEMNIFICATION;
                           GRANT OF SECURITY INTEREST

         SECTION 4.01 Indemnification and Set-Off Rights for Denied Receivables.
(a) If a breach of any of the representations or warranties contained herein relating to a Purchased Receivable shall be discovered at any time (each, a "DENIED RECEIVABLE"), the Primary Servicer or the Providers shall, on the next Settlement Date, repurchase such Denied Receivable from the Purchaser at the Repurchase Price.

         (b) For ease of administration, the Purchaser shall be entitled to presume that the failure of any Purchased Receivable (or portion thereof) to be paid in full on or after the 180th day following the Invoice Date thereof is the result of a breach of a representation or warranty contained herein with respect to such Purchased Receivable, unless the Purchaser shall have actual knowledge to the contrary (such as, by way of example, actual knowledge of the financial inability of an Obligor to pay its obligations represented by a Receivable). In the event the Purchaser receives the Repurchase Price for any such Purchased Receivable and it is thereafter determined that the failure of such Purchased Receivable to be paid in full was not the result of a breach of representation or warranty contained herein, the parties hereto shall make an appropriate adjustment by increasing the Purchase Price of any Purchased Batch to be purchased on or after such date.

         (c) Upon receipt by (or on behalf of) the Purchaser of the Repurchase Price with respect to any Denied Receivable, the Purchaser shall be deemed to have reassigned and resold to the applicable Provider such Denied Receivable without any representation, warranty or recourse whatsoever, and, thereafter, neither the Purchaser nor any member of the HFG Group shall have any further servicing or other obligation to such Provider with respect to such Denied Receivable.

         (d) From time to time at the request of a Provider, the Purchaser shall deliver to such Provider (at such Provider's sole cost and expense) such documents, assignments, releases, notices and instruments of termination as such Provider may reasonably request to evidence the reconveyance by the Purchaser of a Denied Receivable pursuant to the terms of Section 4.01(c).

         SECTION 4.02 Indemnities by the Provider. Without limiting any other rights that the Purchaser, the Program Manager, the Master Servicer or any of their respective Affiliates (together with their respective directors, officers, agents, representatives, shareholders, lenders, counsel and employees, each, an "INDEMNIFIED PARTY") may have hereunder or under applicable law, each Provider hereby agrees jointly and severally to indemnify each Indemnified Party from and against any and all claims, losses and liabilities actually incurred (including, without limitation, reasonable attorneys' fees) (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS") arising out of or resulting from any of the following:

               (a) the sale of any Receivable which purports to be part of a Purchased Batch but which is not, at the date of such sale, an Eligible Receivable;

               (b) any representation or warranty made or deemed made by any Provider (or any of its officers) under or in connection with this Agreement which shall have been incorrect in any material respect when made;

               (c) the failure by any Provider or any Batch Receivable to comply with any applicable law, rule or regulation;

               (d) the failure to vest in the Purchaser a perfected ownership interest in each Receivable included in a Transferred Batch and the Collections in respect thereof, free and clear of any Liens except for Permitted Liens;

               (e) any dispute, claim, set-off or defense to the payment, in whole or in part, of any Receivable (including, without limitation, a defense based on such Receivable not being a legal, valid and binding obligation) or any other claim resulting from the services or merchandise related to such Receivable or the furnishing or failure to furnish such services or merchandise or relating to collection activities with respect to such Receivable (if such collection activities were performed by any Provider or any of its Affiliates acting as Servicer), provided, however, this clause (e) shall not be deemed to include any dispute, claim, set-off or defense to the payment of any Receivable (i) arising out of the financial inability of an Obligor to pay its obligations represented by such Receivable including, without limitation, a discharge in bankruptcy, or (ii) arising principally and directly as a result of actions taken by any member of the HFG Group;

               (f) a failure of any Provider, including, without limitation, the Servicer's actions on behalf of the Providers under Section 1.05(b) of this Agreement with respect to Primary Servicer Responsibilities, to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations hereunder; or

               (g) the commingling by any Provider of Collections at any time with other funds of such or any other Provider,

provided, however, that in all events there shall be excluded from the foregoing indemnification of any claims, losses or liabilities resulting solely from the gross negligence or willful misconduct of an Indemnified Party or which constitute recourse for an uncollectible Purchased Receivable.

         Such Indemnified Party shall promptly notify the Primary Servicer, on behalf of the Providers, of such claim, provided that the failure to so notify shall not affect or invalidate the indemnity granted pursuant to this Section 4.02.

         SECTION 4.03 Right of Set-Off. Unless a Provider notifies the Purchaser in writing that it desires to pay on the date when due the Repurchase Price under Section 4.01 or any Indemnified Amounts under Section 4.02 and such Provider makes such payment to the Purchaser in immediately available funds on such date, each such Provider hereby irrevocably instructs the Purchaser to set-off the full amount of the Repurchase Price or the Indemnified Amounts, as the case may be, against the Purchase Price of any Purchased Batch to be purchased on or after such date. No further notification, act or consent of any nature whatsoever is required prior to the right of the

Purchaser to exercise such right of set-off, provided, however, that so long as no Event of Termination is continuing, the Purchaser will not set-off any Repurchase Price or any Indemnified Amounts that are being contested in good faith by a Provider; provided, further, that the Purchaser or a member of the HFG Group shall notify the Primary Servicer on behalf of such Provider that a set-off pursuant to this Section 4.03 occurred, the amount of such set-off and a description of the Denied Receivable or Indemnified Amounts, as the case may be, so long as the failure to so notify shall not affect or invalidate the indemnity granted pursuant to Section 4.02. The Purchaser shall exercise its right to set-off hereunder to the extent funds are available prior to making a demand for indemnification under Section 4.02.

         SECTION 4.04 Grant of Security Interest. (a) As collateral security for the Providers' existing and future (i) obligations to repurchase Denied
Receivables under Section 4.01 hereof, (ii) indemnification obligations to the Purchaser under Section 4.02 hereof, and (iii) obligations to pay costs, expenses and fees under Section 5.05 hereof, each Provider hereby grants to the Purchaser a first priority lien on and security interest in, and right of set-off against, (x) all of the Accounts now or hereafter owned or held by such Provider, (y) all proceeds thereof and (z) any and all cash collateral reserve accounts established pursuant to this Agreement from time to time.

         (b) In connection with the grant under (a) above, this Agreement shall be deemed to be a security agreement as understood under the UCC. Each Provider agrees to execute, and hereby authorizes the Purchaser to file, one or more financing statements or continuation statements or amendments thereto or assignments thereof in respect of the lien created pursuant to this Section 4.04 which may at any time be required or, in the opinion of the Purchaser, be desirable, and to do so without the signature of such Provider where permitted by law.


                                    ARTICLE V

                                  MISCELLANEOUS

         SECTION 5.01 Amendments, etc. (a) No amendment or waiver of any provision of this Agreement or consent to any departure therefrom by a party hereto shall be effective unless in writing signed by the Primary Servicer, the Providers, the Purchaser, and Healthco-4 as assignee of all of the Purchaser's rights and remedies hereunder, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser, the Primary Servicer or a Provider to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         (b) The parties hereto agree to make any change, modification or amendment to this Agreement as may be requested by Duff & Phelps Credit Rating Co. or any other rating agency then rating the receivables finance program of Healthco-4, so long as any such change, modification or amendment does not materially adversely affect the parties hereto.

         SECTION 5.02 Notices, etc. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which may include facsimile communication) and shall be faxed or delivered, (i) to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a Written Notice to the other parties hereto (and each Provider hereby acknowledges and agrees that notices to or for its benefit may be delivered to the Primary Servicer and such delivery to the Primary Servicer shall be deemed received by each such Provider), and (ii) to the Program Manager and the Master Servicer at the addresses set forth on Schedule II attached hereto and as such schedule may be amended from time to time by the Purchaser. Notices and communications by facsimile shall be effective when sent and confirmation received (and shall be promptly followed by hard copy) and notices and communications sent by other means shall be effective when received.

         SECTION 5.03 Assignability. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective permitted successors and assigns.

         (b) Subject to Section 5.03(b) of the Loan Agreement, this Agreement and the Purchaser's rights and obligations herein (including, without limitation, ownership of the Purchased Receivables in each Purchased Batch, the Lockboxes and the Lockbox Accounts) shall be assignable by the Purchaser and its successors and assigns. Each Provider hereby acknowledges that the Purchaser is granting to Healthco-4 (which is further granting to its lenders) a security interest in and collateral assignment of this Agreement and all of the
Purchaser's rights, title and interests hereunder (including, without limitation, the Purchased Receivables, each Provider's obligations hereunder, the Lockboxes and the Lockbox Accounts).

         (c) No Provider may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser and Healthco-4.

         SECTION 5.04 Further Assurances. The Providers shall, at their cost and expense, upon the reasonable request of the Purchaser, duly execute and deliver, or cause to be duly executed and delivered, to the Purchaser such further instruments and do and cause to be done such further acts as may be necessary or proper in the reasonable opinion of the Purchaser to carry out more effectively the provisions and purposes of this Agreement.

         SECTION 5.05 Costs, Expenses and Termination Fee. (a) In addition to the rights of indemnification granted under Section 4.02 hereof, the Providers agree to pay (i) on the Closing Date and (ii) with respect to costs and expenses incurred thereafter, within seven days of invoicing therefor, (x) all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement and any waiver, modification, supplement or amendment hereto, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser and the members of the HFG Group, and (y) all costs and expenses, if any (including reasonable counsel fees and expenses), of the Purchaser, its Affiliates and the members of the HFG Group in connection with the collection, enforcement, protection, maintenance, preservation or foreclosure of its interests with respect to this Agreement, any related documents, any Account, any Lien, or under any instrument or document delivered pursuant to this Agreement, and the Purchaser may take judgment for all such amounts. The attorneys' fees arising from such services, including those of any appellate proceedings, and all reasonable out-of-pocket expenses, charges, costs and other fees incurred by such counsel in any way or with respect to or arising out of or in connection with or relating to any of the events or actions described in this Section 5.05 shall be payable by the Provider to the Purchaser on demand (with interest accruing from the tenth Business Day following the date of such demand).

         (b) The Providers further agree to pay on the Initial Transfer Date (and with respect to costs and expenses incurred following the Initial Transfer Date, within seven days of invoicing therefor) (i) all reasonable costs and expenses incurred by the Purchaser or its agent in connection with periodic audits of the Receivables; provided, however, that so long as no Event of Termination or Servicer Termination Event or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Termination or Servicer Termination Event, shall have occurred and be continuing, the Providers shall not be obligated to pay for more than two such audits during any fiscal year, (ii) all reasonable costs and expenses incurred by the Master Servicer or the Program Manager to accommodate any significant coding or data system changes made by a Provider that would affect the transmission or interpretation of data received through the interface, and (iii) all reasonable costs and expenses incurred by the Purchaser for additional time and material expenses of the Master Servicer resulting from a lack of cooperation or responsiveness of any Provider or the Primary Servicer to agreed-upon protocol and schedules with the Master Servicer; provided, that such Provider or the Primary Servicer has been informed of the alleged lack of cooperation or responsiveness and has been provided an opportunity to correct such problems.

         (c) In the event that any Facility Termination Date is declared (or is deemed to have occurred) pursuant to an Event of Termination, the Providers shall pay to the Purchaser an early termination fee in an amount equal to the termination fee payable by the Purchaser pursuant to Section 5.07(b) of the Loan Agreement.

         SECTION 5.06 Confidentiality. (a) Each Provider, the Primary Servicer and the Purchaser hereby acknowledge that this Agreement, the Loan Agreement and the documents delivered hereunder, thereunder or in connection with, including, without limitation, any information relating to any member of the HFG Group, contains confidential and proprietary information. Unless otherwise required by applicable law, each of the Providers, the Primary Servicer and the Purchaser hereby agrees to maintain the confidentiality of this Agreement (and all drafts, memos and other documents delivered in connection therewith including, without limitation, any information relating to any member of the HFG Group delivered hereunder or under the Loan Agreement) in communications with third parties and otherwise and to take all reasonable action to prevent the unauthorized use or disclosure of and to protect the confidentiality of such confidential information; provided, that such confidential information may be disclosed (i) subject to an agreement to keep the same confidential, to (1) the Providers' and Purchaser's legal counsel, accountants and auditors, (2) the Program Manager, Healthco-4, the Parent, the Primary Servicer, each member of the HFG Group, investors in and creditors of Healthco-4, appropriate rating agencies with respect to Healthco- 4, and each of their respective legal counsel, accountants, advisers and auditors, and (3) to any other Person with the written consent of the applicable other party hereto, which consent shall not be unreasonably withheld; (ii) subject to reasonable prior notice to the extent practicable and not prohibited by applicable law, (1) pursuant to subpoena or other court or legal process and (2) to the extent reasonably required in connection with any litigation or proceeding to which any party hereto is a party; (iii) to any Person if such information otherwise becomes available to such Person or publicly available through no fault of any party governed by this Section 5.06;
(iv) to any Governmental Entity requesting such information; and (v) in compliance with any law, rule, regulation or order applicable to one of the parties hereto.

         (b) Each of the Providers, the Primary Servicer and the Purchaser understands and agrees that the other or the HFG Group may suffer irreparable harm if the obligations under this Section 5.06 are breached and that monetary damages shall be inadequate to compensate the injured party for such breach. Accordingly, each of the Providers, the Primary Servicer and the Purchaser agrees that, in the event of their respective breach of Section 5.06(a), the injured party, in addition and not in limitation of its rights and remedies under law, shall be entitled to a temporary restraining order, preliminary injunction and permanent injunction to prevent or restrain any such breach.

         (c) All parties  hereto  agree to comply with all  applicable  state or
federal   statutes   or   regulations   relating  to  patient   medical   record
confidentiality.

         SECTION 5.07 Term and Termination. This Agreement shall continue in full force and effect from the date hereof until the Final Payment Date; provided, however, that, with respect to any Transferred Batches transferred prior to the Final Payment Date and not repurchased pursuant to Section 4.01, the occurrence of the Final Payment Date shall not terminate any security interest of the Purchaser hereunder, nor shall it relieve or discharge any of the Providers, the Primary Servicer or the Purchaser of or from their respective duties, obligations or covenants hereunder and all the terms, provisions and conditions of this Agreement shall remain in effect for such purpose until such obligations have been satisfied and performed in full. Upon the satisfaction in full of all the obligations, the Purchaser shall deliver all assignments, certificates, releases, notices and other documents at the Providers' expense, as the Providers may reasonably request to effect such termination.

         SECTION 5.08 Sale Treatment. The Providers and the Purchaser have structured the transactions contemplated by this Agreement with respect to each Purchased Batch as a sale and intend that such transactions constitute a sale, and each of the Providers and the Purchaser agree to treat each such transaction as a sale for all purposes, including, without limitation, in their respective books, records, computer files, tax returns (federal, state and local), regulatory and governmental filings (and shall reflect such sale in their respective financial statements). Each Provider will advise all persons inquiring about the ownership of the Batch Receivables that all Batch Receivables have been sold or contributed to the Purchaser. The Providers will pay all taxes (excluding income or franchise taxes of the Purchaser), if any, relating to the transactions contemplated under this Agreement, including, without limitation, the sale, transfer and contribution of each Transferred Batch to the Purchaser.

         SECTION 5.09 Grant of Security Interest. In the event that, contrary to the mutual intent of the Providers and the Purchaser, any purchase of a Purchased Batch is not characterized as a sale, each Provider shall, effective as of the date hereof, be deemed to have granted (and each Provider hereby does grant) (in addition to and not in substitution of the grant under Section 4.04 herein) to the Purchaser a first priority security interest in and to any and all present and future Batch Receivables and the proceeds thereof to secure the repayment of all amounts paid to the Providers hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement. With respect to such grant of a security interest, the Purchaser may at its option exercise from time to time any and all rights and remedies available to it under the UCC or otherwise. Each Provider agrees that ten days shall be reasonable prior notice to the applicable Provider or to the Primary Servicer on behalf of such Provider of the date of any public or private sale or other disposition of all or any of the Batch Receivables.

         SECTION 5.10 No Liability of the Purchaser. Neither this Agreement nor any document executed in connection herewith shall constitute an assumption by the Purchaser of any obligation to an Obligor or a plan participant/patient/customer of any Obligor.

         SECTION 5.11 No Proceedings. Each of the Providers hereby agrees that it will not institute against the Purchaser or Healthco-4 any proceeding of the type referred to in paragraph (g) of Exhibit V so long as any senior indebtedness issued by the Purchaser or Healthco-4 shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such senior indebtedness shall have been outstanding.

         SECTION 5.12 Attorney-in-Fact. Each Provider hereby irrevocably designates and appoints the Purchaser, the Primary Servicer, the Master Servicer and each Person in the HFG Group, to the extent permitted by applicable law and regulation, as such Provider's attorneys-in-fact, which irrevocable power of attorney is coupled with an interest, with authority to (i) endorse or sign such Provider's name to financing statements, remittances, invoices, assignments, checks (other than payments from Governmental Entities), drafts or other instruments or documents in respect of the Batch Receivables, (ii) notify Obligors to make payments on the Batch Receivables directly to the Purchaser, and (iii) bring suit in such Provider's name and settle or compromise such Batch Receivables as the Purchaser, the Primary Servicer, the Master Servicer or any Person in the HFG Group may, in its discretion, deem appropriate.

         SECTION 5.13 Entire Agreement; Severability. (a) This Agreement, including all exhibits and schedules hereto, and the documents referred to herein, embody the entire agreement and understanding of the parties concerning the subject matter contained herein. This Agreement supersedes any and all prior agreements and understandings between the parties, whether written or oral.

         (b) If any provision of this Agreement shall be declared invalid or unenforceable, the parties hereto agree that the remaining provisions of this Agreement shall continue in full force and effect.

         SECTION 5.14 GOVERNING LAW. THIS AGREEMENT  SHALL,  IN ACCORDANCE  WITH
SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

         SECTION 5.15 WAIVER OF JURY TRIAL, JURISDICTION AND VENUE. EACH OF THE PARTIES HERETO HEREBY WAIVES ALL RIGHTS TO A TRIAL BY

JURY IN THE EVENT OF ANY LITIGATION WITH RESPECT TO ANY MATTER RELATED TO THIS AGREEMENT, AND HEREBY IRREVOCABLY CONSENTS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK COUNTY, NEW YORK CITY, NEW YORK IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. IN ANY SUCH LITIGATION, EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH PARTY AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF.

         SECTION 5.16 Execution in Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         SECTION 5.17 Survival of Termination. The provisions of Article IV (and the representations and warranties with respect thereto) (other than Section 4.04) and Sections 5.05, 5.06, 5.10, 5.11 and this Section 5.17 shall survive any termination of this Agreement.

         SECTION 5.18 Addition, Removal and Suspension of Providers. (a) Subject to the conditions set forth below, upon 30-days' prior written request from time to time of the Primary Servicer, the Purchaser hereby agrees to the adding of other Persons designated by the Primary Servicer as additional Providers hereunder (each such event, an "ADDITION"); provided, that, in the reasonable commercial judgment of the Purchaser and its designees and assignees):

               (i) no Group-Wide Event of Termination is existing and the proposed Addition shall not cause, or not reasonably be expected to cause, a Group-Wide Event of Termination;

               (ii) as of the effective date of such Addition, such applicable conditions precedent set forth in Exhibit II hereto shall have been fulfilled with respect to such Person;

               (iii) as of the effective date of such Addition, each applicable representation and warranty set forth in Exhibit III hereto shall be true and correct in all material respects with respect to such Person;

               (iv) if such Person is not an Affiliate of the Primary Servicer, the Purchaser shall have determined that such Person will be able to perform the Primary Servicer Responsibilities, or have waived such requirement in writing;

               (v) the Purchaser shall have received a certificate from the Master Servicer stating that all computer linkups and interfaces necessary or desirable, in the sole discretion of the Master Servicer, to effectuate the transactions and information transfers under this Agreement with respect to the Addition are fully operational to the satisfaction of the Master Servicer and the Master Servicer shall have received an interface fee for each additional computer interface;

               (vi) such Person shall execute such agreements, instruments and documents as the Purchaser may reasonably request, in form and substance satisfactory to the Purchaser to effectuate the Addition, including without limitation (x) the appropriate subscription agreement in the form of Exhibit XIV attached (the "SUBSCRIPTION AGREEMENT") to this Agreement whereby such Person agrees to be bound by the terms of this Agreement, and (y) financing statements covering Receivables that such Person may sell or contribute to the Purchaser;

               (vii) the Purchaser and its assigns shall have been provided with such information (whether financial or otherwise) and time necessary and desirable (in the sole discretion of the Purchaser and its assigns) to make the assessments under clauses (i), (ii) and (iii); and

               (viii) such Person shall become a member of the Purchaser.

         (b) Subject to the conditions set forth below, upon 30-days' prior written request from time to time of the Primary Servicer, the Purchaser hereby agrees to the removal of any Provider designated by the Primary Servicer from time to time (each such event, a "REMOVAL"); provided, that, in the reasonable commercial judgment of the Purchaser (and Healthco-4 as its assignee):

               (i) no Group-Wide Event of Termination is existing and the proposed Removal shall not cause, or not reasonably be expected to cause, a Group-Wide Event of Termination;

               (ii) after giving effect to such Removal, the aggregate minimum Tangible Net Worth of the remaining Providers hereunder shall (x) equal at least $5,000,000, and (y) not have decreased as a result of the Removal (combined with all other Removals) by greater than 25%;

               (iii) such Person shall execute such agreements, instruments and documents as the Purchaser may reasonably request, in form and substance satisfactory to the Purchaser to effectuate the Removal, including without limitation an amendment to this Agreement effectuating such Removal;

               (iv) the Purchaser and Healthco-4, as its assignee, have been provided with such information (whether financial or otherwise) and time necessary and desirable (in the sole discretion of the Purchaser and Healthco-4, as its assignee) to make the assessments under clauses
          (i), (ii) and (iii) above; and

               (v) such Person shall withdraw as a member of the Purchaser; provided, however, that such Provider's capital account as a member of the Purchaser shall not be paid out until the earlier of (x) the date of termination of this Agreement as set forth in Section 5.07 herein and (y) the Final Payment Date with respect to the Receivables of such Provider.

         (c) The Purchaser hereby agrees to the suspension of any Provider designated by the Primary Servicer from time to time (each such event a "SUSPENSION"); provided, that in the reasonable commercial judgment of the Purchaser (and Healthco-4 as its assignee), no Group-Wide Event of Termination is existing and the proposed Suspension shall not cause, or not reasonably be expected to cause, a Group-Wide Event of Termination. For the period of the Suspension, such suspended Provider shall be deemed not to be a Provider for the purpose hereof or for the purposes of the Loan Agreement. Such Suspension shall cure any breach of a covenant, representation or warranty by such suspended Provider, provided, that such cure shall not be deemed, in and of itself, to cure a Group-Wide Event of Termination.

         SECTION 5.19 Joint and Several Liability; Providers. Each Provider agrees that each reference to "the Providers" in this Agreement shall be deemed to refer to each such Provider jointly and severally. Each Provider (i) shall be jointly and severally liable for the obligations, duties and covenants under this Agreement and the acts and omissions of each other such Provider including, without limitation, under Article IV hereof, and (ii) jointly and severally makes each representation and warranty under this Agreement; provided, however, that the breach of an obligation, duty, covenant, representation or warranty by one Provider shall not result in an Event of Termination with respect to any other Provider unless such breach constitutes a Group-Wide Event of Termination.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


PROVIDER:                      MIM HEALTH PLANS, INC.


                                  By: /s/ Edward J. Sitar
                                      -------------------------------------
                                        Name: Edward J. Sitar
                                        Title: Treasurer

                                        Address:    100 Clearbrook Road
                                                    Elmsford, NY 10523

                                        Facsimile Number: (914) 460-1670


                                  AMERICAN DISEASE MANAGEMENT
                                  ASSOCIATES, LLC


                                  By: /s/ Edward J. Sitar
                                      -------------------------------------
                                        Name: Edward J. Sitar
                                        Title: Treasurer

                                        Address     5N Regent Street, Suite 506
                                                    Livingston, NJ  07039

                                          Facsimile Number: (914) 460-1670


                                  CONTINENTAL PHARMACY, INC.


                                  By: /s/ Edward J. Sitar
                                      -------------------------------------
                                           Name: Edward J. Sitar
                                           Title: Treasurer

                                         Address:   2791 Charter Street
                                                         Columbus, Ohio  43228

                                         Facsimile: (914) 460-1670

PURCHASER:                       MIM FUNDING LLC


                                  By:  /s/ Edward J. Sitar
                                       ------------------------------------
                                           Name: Edward J. Sitar
                                           Title: Treasurer

                                           Address: 100 Clearbrook Road
                                                        Elmsford, NY 10523

                                           Facsimile Number: (914) 460-1670



PRIMARY SERVICER:          MIM HEALTH PLANS, INC.


                                  By: /s/ Edward J. Sitar
                                      -------------------------------------
                                           Name: Edward J. Sitar
                                           Title: Treasurer

                                           Address: 100 Clearbrook Road
                                                       Elmsford, NY 10523

                                           Facsimile Number: (914) 460-1670

                                    EXHIBIT I

                                   DEFINITIONS

         As used in the Agreement (including its Exhibits and Schedules), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ACCOUNTS"  means all  accounts  (including,  without  limitation,  all
Receivables), all general intangibles, related goodwill and all other obligations for the payment of money arising out of a Provider's sale of merchandise or rendition of services in the ordinary course of business, whether now existing or hereafter arising, including all rights to reimbursement under any agreements with and payments from Obligors, and all proceeds of any of the foregoing.

         "ACCOUNTS RECEIVABLE TURNOVER" means, at any date, for the 12-month period then most recently ended, the product obtained by multiplying (a) the quotient obtained by dividing (i) aggregate Receivables of the Providers as of such date, by (ii) aggregate revenue of the Providers generated from Receivables for the 12-month period then ended, by (b) 365 days.

         "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

         "AGREEMENT" has the meaning set forth in the preliminary statements hereto.

         "BATCH RECEIVABLE" means a Receivable that is included in a Transferred Batch, but excludes a Denied Receivable for which the Repurchase Price has been received by the Purchaser.

         "BATCHING DAY" means each Monday of each week, or if such day is not a Business Day, the next preceding Business Day.

         "BATCHING TIME" means 11:00 a.m. New York City time, on each Batching Day.

         "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York City, New York or Providence, Rhode Island.

         "CAPITAL EXPENDITURES" means, with respect to any Person for any period, the aggregate of all expenditures (including, without limitation, obligations created under Capital Leases in the year in which created but excluding payments made thereon) of any Person in respect of the purchase or other acquisition of fixed or capital assets.

         "CAPITAL LEASE" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee, the obligations of which are required, in accordance with GAAP, to be capitalized on the balance sheet of that Person.

         "CHAMPUS" means the Civilian Health and Medical Program of the Uniformed Service, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation and established pursuant to 10 USC ss.ss. 1071-1106, and all regulations promulgated thereunder including without limitation
(a) all federal statutes (whether set forth in 10 USC ss.ss. 1071-1106 or elsewhere) affecting CHAMPUS; and (b) all rules, regulations (including 32 CFR
199), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Entities (including, without limitation, the Department of Health and Human Services, the Department of Defense, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs), and the Office of CHAMPUS, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law) in each case as may be amended, supplemented or otherwise modified from time to time.

         "CHANGE OF CONTROL" means any Provider shall have consummated or have entered into any transaction or agreement which shall result in the consummation of the sale, lease, transfer, assignment or other disposition of all or substantially all of the assets or Property of a Provider to any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended); the liquidation or dissolution of (or the adoption of a plan of liquidation by) a Provider; the merger or consolidation of any Provider into or with another Person; the acquisition of all or a substantial portion of the assets of any Person; or any transaction the result of which is that any Person or group (as such term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) beneficially owns, directly or indirectly, more of the voting stock of a Provider than is owned on the date hereof, other than a Permitted Acquisition.

         "CLOSING DATE" means November 1, 2000.

         "COLLECTIONS" means, with respect to any Batch Receivable or Transferred Batch, all cash collections, wire transfers, electronic funds transfers and other cash proceeds of such Batch Receivable or Transferred Batch, as the case may be, deposited in or transferred to the Purchaser Lockbox Account, including, without limitation, all cash proceeds thereof.

         "CONSOLIDATED CAPITAL EXPENDITURE" means, for any period, the Capital Expenditures of the Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED EBITDA" means, for any period, the EBITDA of the Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INTEREST COVERAGE RATIO" means, for any period, the quotient obtained by dividing (i) Consolidated EBITDA minus Consolidated Capital Expenditures by (ii) Consolidated Interest Expense.

         "CONSOLIDATED INTEREST EXPENSE" means, for any period, the Interest Expense of the Parent and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED NET WORTH" means, at any date of determination, an amount equal to (a) the total assets of the Parent and its Subsidiaries on a consolidated basis minus (b) the total liabilities of the Parent and its Subsidiaries on a consolidated basis.

         "CONSOLIDATED TANGIBLE NET WORTH" means with respect to the Parent and its Subsidiaries determined on a consolidated basis, at any date of determination, (i) the sum of capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP constitutes stockholder's equity, less (ii) treasury stock and any minority interest in subsidiaries, less (iii) the amount of any write-up subsequent to the Closing Date in the value of any asset above the cost or depreciated cost thereof and less (iv) all intangible assets, including, without limitation, goodwill, which would be classified as such in accordance with GAAP.

         "CONSOLIDATED TOTAL NET INCOME" means, for any period, the total Net Income of the Parent and its Subsidiaries for such period, determined on a consolidated basis.

         "CONSOLIDATED WORKING CAPITAL"means at any date of determination, an amount equal to Current Assets minus Current Liabilities.

         "CREDIT AND COLLECTION POLICY" means those receivables credit and collection policies and practices of the Providers in effect on the date of the Agreement as set forth as Schedule III hereto, and as may be modified from time to time with the consent of the Purchaser and Healthco-4.

         "CURRENT ASSETS" means, at any date of determination, the aggregate amount of all assets of the Parent and its Subsidiaries on a consolidated basis that would be classified as current assets at such date, computed and calculated in accordance with GAAP, adjusted for prepaid expenses and "other current assets".

         "CURRENT LIABILITIES" means, at any date of determination, the aggregate amount of all liabilities of the Parent and its Subsidiaries on a consolidated basis (including tax and other proper accruals) which would be classified as current liabilities at such date, computed and calculated in accordance with GAAP and shall exclude any borrowings under the Loan Agreement.

         "DEBT" means as to any Person (without duplication): (i) all obligations of such party for borrowed money, (ii) all obligations of such party evidenced by bonds, notes, debentures, or other similar instruments, (iii) all obligations of such party to pay the deferred purchase price of property or services (other than trade payables in the ordinary course of business), (iv) all Capital Leases of such party, (v) all Debt of others directly or indirectly Guaranteed (which term shall not include endorsements in the ordinary course of business) by such party, (vi) all obligations secured by a Lien existing on property owned by such party, whether or not the obligations secured thereby have been assumed by such party or are non-recourse to the credit of such party (but only to the extent of the value of such property), and (vii) all reimbursement obligations of such party (whether contingent or otherwise) in respect of letters of credit, bankers' acceptance and similar instruments.

         "DEFAULTED RECEIVABLE" means a Batch Receivable (i) as to which the Obligor thereof or any other Person obligated thereon has taken any action, or suffered any event to occur, of the type described in paragraph (g) of Exhibit V or (ii) which, consistent with the Credit and Collection Policy, would be written off the applicable Provider's books as uncollectible.

         "DEFERRED PURCHASE PRICE" means the portion of the Purchase Price of a Purchased Batch purchased on any Transfer Date exceeding the amount of the Purchase Price under Section 1.03 to be paid in cash, which portion when added to the cumulative amount of all previous Deferred Purchase Prices (after giving effect to any payments made on account thereof) shall not exceed the lesser of
(a) $6,750,000 or (b) 15% of the Expected Net Value of the Transferred receivables. The obligations of the Purchaser in respect of the Deferred Purchase Price shall be evidenced by the Purchaser's subordinated promissory note in the form of Exhibit D hereto.

         "DELINQUENCY RATIO" means, as of the last Business Day of each Month, a percentage equal to:

                                      DR
                                      --
                                      Pool

                  where:

                  DR        =       The  Expected  Net Value of all  Purchased
                                    Receivables    which    became    Delinquent
                                    Receivables in the Month immediately prior to the date of calculation.

                  Pool      =       The  Expected  Net Value of all  Purchased
                                    Receivables in the Month immediately prior to the date of calculation.

         "DELINQUENT RECEIVABLE" means a Batch Receivable (a) that has not been paid in full on or following the 180th day following the date of original invoicing thereof, or (b) that is a Denied Receivable.

         "DENIED RECEIVABLE" has the meaning set forth in Section 4.01 hereto.

         "DEPOSITARY AGREEMENT" means that certain Depositary Account Agreement, dated the date hereof, among the Providers, the Purchaser, Healthco-4 and the Lockbox Bank, in substantially the form attached hereto as Exhibit XII, as such agreement may be amended, modified or supplemented from time to time in accordance with its terms.

         "EBITDA" means, for any period, the sum (determined without duplication on a consolidated basis) for the Providers and Subsidiaries of (a) net income (or net loss) of the Providers and Subsidiaries (calculated before extraordinary items), plus (b) Consolidated Interest Expense for such period deducted in the determination of such net income (or net loss) plus (c) depreciation, amortization and other non-cash items for such period to the extent included in the determination of net income (or net loss) plus or minus (d) all taxes accrued for such period on or measured by income to the extent deducted or credited in determining such net income (or net loss) minus or plus (e) gains (or losses) from asset dispositions outside of the normal course of business to the extent included in determining such net income (or net loss) plus (f) losses due to asset impairment.

         "ELIGIBILITY CRITERIA" means the criteria and basis for determining whether a Receivable qualifies as an Eligible Receivable, all as set forth in
Exhibit XV hereto, as such Eligibility Criteria may be modified from time to time by the Purchaser and Healthco-4 in their good faith discretion and based on historical performance and other Provider-related or Obligor-related factually-based credit criteria upon Written Notice to the Primary Servicer.

         "ELIGIBLE RECEIVABLES" means Receivables that satisfy the Eligibility Criteria.

         "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of ss. 3(3) of ERISA maintained by any Provider or any ERISA Affiliate, or with respect to which any of them have any liability.

         "EQUITY" means the amount set forth on the balance sheet of a Provider as equity.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" means any entity which is under common control with any Provider within the meaning of ERISA or which is treated as a single employer with any Provider under the Internal Revenue Code of 1986, as amended.

         "EVENT OF TERMINATION" means any of the events specified in Exhibit V hereto.

         "EXPECTED NET VALUE" means, with respect to any Batch Receivable, the gross unpaid amount of such Receivable on the Transfer Date therefor, times the Net Value Factor.

         "FACILITY TERMINATION DATE" means the earlier of (a) the date twenty-four months after the Initial Transfer Date (subject to an automatic extension of such date to coincide with the "Scheduled Maturity Date" under the Loan Agreement) and (b) the date of delivery of notice of the occurrence of a Group-Wide Event of Termination, if required pursuant to Section 3.02 hereof, or the date of occurrence of an Event of Termination if no notice is required, unless such event is waived by the Purchaser in writing.

         "FINAL PAYMENT DATE" means the first Settlement Date following the Settlement Period in which final collection has been received for all Purchased Receivables or such Purchased Receivables have become Denied Receivables or Defaulted Receivables.

         "GAAP" means generally accepted accounting principles in the United States of America, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants or in statements of the Financial Accounting Standards Board or the rules and regulations of the Securities and Exchange Commission or their respective successors and which are applicable in the circumstances as of the date in question.

         "GOVERNMENTAL ENTITY" means the United States of America, any state, any political subdivision of a state and any agency or instrumentality of the United States of America or any state or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government. Payments from Governmental Entities shall be deemed to include payments governed under the Social Security Act (42 U.S.C.ss.ss. 1395 et seq.), including payments under Medicare, Medicaid, and CHAMPUS, and payments administered or regulated by HCFA.

         "GROUP-WIDE  EVENT OF TERMINATION" has the meaning set forth in Exhibit
V.

         "GROUP-WIDE PROVIDERS" has the meaning set forth in Exhibit V.

         "GROUP-WIDE  SERVICER  TERMINATION  EVENT" has the meaning set forth in
Section 1.05(b).

         "GUARANTY" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay), or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect the obligee of such Debt or other obligation of the payment thereof or to protect the obligee against loss in respect thereof (in whole or in part), provided that the term Guaranty shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "HCFA" means the Health Care Financing Administration of the United States Department of Health and Human Services.

         "HEALTHCO-4" means HFG Healthco-4 LLC, a Delaware limited liability company.

         "HFG GROUP" means (i) Healthco-4, the Program Manager and the Master Servicer and (ii) Healthco-4's agents, delegates, designees and assigns (other than any Provider or the Primary Servicer) identified from time to time to effectuate the Agreement.

         "INDEMNIFIED AMOUNTS" has the meaning set forth in Section 4.02 hereto.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 4.02 hereto.

         "INITIAL TRANSFER DATE" means the date of the initial purchase and contribution of Receivables hereunder.

         "INTEREST EXPENSE" means, with respect to any Person for any period, the gross interest expense of such Person (exclusive of interest income) during such period as determined in accordance with GAAP.

         "INVOICE DATE" means, with respect to any Receivable, the date set forth on the related invoice or statement.

         "LAST SERVICE DATE" means, with respect to any Receivable that is not a Rebate Receivable, the earlier of (i) the date on which the applicable Provider has received the data required to bill such Receivable and (ii) the last day for submission of the related claim under any related contracts.

         "LIBO RATE" has the meaning specified in the Loan Agreement.

         "LIEN" means any lien, mortgage, security interest, tax lien, pledge, hypothecation, assignment, preference, priority, other charge or encumbrance, or any other type of preferential arrangement of any kind or nature whatsoever by or with any Person (including, without limitation, any conditional sale or title retention agreement), whether arising by contract, operation of law, or otherwise.

         "LOAN AGREEMENT" means the Loan and Security Agreement dated as of the date hereof between the Purchaser as borrower and Healthco-4 as lender, as such agreement may be modified, supplemented or amended from time to time in accordance with its terms.

         "LOCKBOX" means either the Provider Lockbox or the Purchaser Lockbox, as the context requires.

         "LOCKBOX ACCOUNT" means either the Provider Lockbox Account or the Purchaser Lockbox Account, each associated with the respective Lockbox to deposit Collections, including Collections received by wire transfer directly, all as more fully set forth in the Depositary Agreement.

         "LOCKBOX BANK" means Fleet National Bank as lockbox bank under the Depositary Agreement. "LOSS-TO-LIQUIDATION RATIO" means, as of the last Business Day of each Month, a percentage equal to:

                                       DR
                                       --
                                       C

                  where:

                  DR       =        The  Expected  Net Value of all  Purchased
                                    Receivables     which    became    Defaulted
                                    Receivables in the Month immediately prior to the date of calculation.

                  C        =        Collections in the Month immediately prior
                                    to the date of calculation.

         "MASTER SERVICER" means the Program Manager and any other Person then identified by the Program Manager to the Providers, or the Primary Servicer on behalf of the Providers, as being authorized to administer and service Receivables.

         "MATERIAL ADVERSE EFFECT" means any event, condition, change or effect that (a) has a materially adverse effect on the business, Properties, operations or financial condition of (i) Group- Wide Providers, (ii) the Primary Servicer,
(iii) the Parent on a consolidated basis, or (iv) the Purchaser; (b) materially impairs the ability of the Primary Servicer, the Group-Wide Providers or the Purchaser to perform its obligations under the Agreement; (c) materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Purchaser under the Agreement; or (d) due to acts or actions within the control or influence of any of the Providers, the Primary Servicer or the Parent, changes, or could reasonably be expected to change, the characterization and treatment of the sales of Receivables under the Agreement as something other than a true sale.

         "MISDIRECTED PAYMENT" means any form of payment in respect of a Batch Receivable made by an Obligor in a manner other than as provided in the Notice sent to such Obligor.

         "MULTIEMPLOYER PLAN" means a plan, within the meaning of ss. 3(37) of ERISA, as to which the Primary Servicer, any Provider or any ERISA Affiliate contributed or was required to contribute within the preceding five years.

         "NET  INCOME"  means,  for any period,  for any Person,  the net income
(loss) of such Person for such period determined in accordance with GAAP.

         "NET VALUE  FACTOR"  means,  initially,  the  percentages  set forth on
Schedule VI attached hereto, as such percentages may be adjusted, upwards or downwards on a prospective basis with Written Notice to the Purchaser, in the good faith discretion of Healthco-4 but in consultation with the Purchaser and the Primary Servicer, based on (i) the historical actual final collections received on the Receivables within 180 days of the Invoice Date of such Receivables (without regard to the factors set forth in the definition of "Defaulted Receivable"), divided by (ii) the gross value of such Receivables.

         "NOTICE TO GOVERNMENTAL ENTITIES" means a notice letter on a Provider's corporate letterhead in substantially the form attached hereto as Exhibit VII-A.

         "NOTICE TO NON-GOVERNMENTAL ENTITIES" means a notice letter on a Provider's corporate letterhead in substantially the form attached hereto as
Exhibit VII-B.

         "NOTICE TO OBLIGORS" means either a Notice to Governmental Entities or a Notice to non-Governmental Entities, as the context requires.

         "OBLIGOR" means each Person who is responsible for the payment of all or any portion of a Receivable.

         "PARENT" means MIM Corporation.

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

         "PERMITTED ACQUISITION" means the acquisition by a Provider of a business or of businesses or the merger or consolidation of a Provider into or with another Person; provided that (1) both before and immediately after giving effect to such proposed acquisition (including without limitation, compliance with the financial covenants on a pro forma basis after giving effect to the proposed acquisition), no Default or Event of Default has or will occur or be continuing and no Event of Termination has occurred or would be reasonably likely to occur, (2) the proposed acquisition is of a business or businesses involving the rendition of pharmacy benefit (including specialty pharmacy products and services) and/or formulary management services or rebate administration services, the sale of medical and/or pharmaceutical products or the rendition of medical services, (3) the proposed acquisition is accretive to both (x) EBITDA and (y) the sum of Net Income plus the amortization of goodwill related to the acquisition of the acquiring Provider, (4) the proposed acquisition is not subject to, and is not reasonably likely to subject any Provider to, any governmental investigation, material litigation or other material liabilities for which adequate reserves are not available or have not been taken, (5) the Provider is the surviving Person, (6) such surviving Person shall have a Tangible Net Worth that is no less than the Tangible Net Worth of such Provider, (7) the Provider has delivered to the Purchaser and Healthco-4 financial statements for the trailing 12 month period prior to the acquisition on a pro forma basis giving effect to the proposed acquisition and such financial statements show that the acquisition would not cause and would not be reasonably likely to cause an Event of Termination, (8) the total consideration for any single acquisition does not exceed $30,000,000 and (9) the cash portion of the total consideration for any single acquisition, together with any debt assumed in connection therewith, does not exceed $15,000,000.

         "PERMITTED LIEN" means a Lien that is expressly subordinated in writing to the Lien created hereunder in a manner acceptable to Healthco-4, in its sole discretion, and, with respect to any such Lien existing on the Closing Date, is described on Schedule IV hereto.

         "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "PRIMARY SERVICER" as defined in the preamble, means MIM Health Plans, Inc., if it is then authorized to perform the Primary Servicer Responsibilities pursuant to Section 1.05(b), or any other Person then authorized to perform the Primary Servicer Responsibilities that is acceptable to the Program Manager.

         "PRIMARY SERVICER ACCOUNT" means account # 09069730 of the Primary Servicer at Fleet National Bank, ABA # 011000390, Providence, Rhode Island or such other bank account designated by the Primary Servicer by Written Notice to the Master Servicer, the Purchaser and the Program Manager from time to time, as the account for receipt of proceeds on behalf of the Providers.

         "PRIMARY  SERVICER  RESPONSIBILITIES"  has the  meaning  set  forth  in
Section 1.05(b) hereto.

         "PRIMARY SERVICING FEE" means, with respect to any Purchased Batch, an amount equal to $8.00 multiplied by the number of Receivables in such Purchased Batch.

         "PROGRAM MANAGER" means (i) Healthcare Finance Group, Inc., or (ii) any other Person then identified by Healthco-4 to the Primary Servicer as being authorized to provide administrative services with respect to the Purchaser and the Purchaser's purchase, funding and collection of healthcare-related receivables.

         "PROPERTY" means property of all kinds, movable, immovable, corporeal, incorporeal, real, personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the date of this Agreement.

         "PROPOSED  ELIGIBLE  RECEIVABLES"  has the meaning set forth in Section
1.02 hereto.

         "PROVIDER" or "PROVIDERS" has the meaning set forth in the preamble hereto.

         "PROVIDER LOCKBOX" means the lockboxes set forth on Schedule V hereto to receive checks with respect to Receivables payable by Governmental Entities.

         "PROVIDER LOCKBOX ACCOUNT" means the accounts set forth on Schedule V hereto in the name of the Providers and associated with the Provider Lockbox established and controlled by the Providers to deposit Collections from Governmental Entities, including Collections received in the Provider Lockbox and Collections received by wire transfer directly from Governmental Entities, all as more fully set forth in the Depositary Agreement.

         "PURCHASE PRICE" means, with respect to Receivables in each Purchased Batch, (i) the aggregate Expected Net Value of the Receivables, minus (ii) 5%.

         "PURCHASED BATCH" has the meaning set forth in Section 1.02(b) hereto.

         "PURCHASED RECEIVABLE" means a Receivable that has been purchased by the Purchaser.

         "PURCHASER" has the meaning set forth in the preamble hereto.

         "PURCHASER LOCKBOX" means the lockboxes set forth on Schedule V hereto to receive checks with respect to Receivables payable by non-Governmental Entities.

         "PURCHASER  LOCKBOX  ACCOUNT"  means the lockbox  accounts set forth on
Schedule V hereto associated with the Purchaser Lockbox established by the Purchaser to deposit Collections from non-Governmental Entities, including Collections received in the Purchaser Lockbox and Collections received by wire transfer directly from non-Governmental Entities, all as more fully set forth in the Depositary Agreement.

         "REBATE RECEIVABLE" means a Receivable, the Obligor of which is a manufacturer or distributor of pharmaceutical products.

         "RECEIVABLE INFORMATION" has the meaning set forth in Section 1.02 hereto.

         "RECEIVABLES" means all accounts receivable or general intangibles, owing (or in the case of Unbilled Receivables, to be owing) to a Provider, including those arising out of the rendition of pharmacy benefit and formulary management or rebate administration services provided to any Person (including the provision of market information) or the sale of medical and/or pharmaceutical products by a Provider and any medical services rendered in connection therewith, including, without limitation, all amounts due from manufacturers or distributors of pharmaceutical products based on contractual payments and all rights to reimbursement under any agreements with and payments from Obligors, together with, to the maximum extent permitted by law, all accounts receivable and general intangibles related thereto, all rights, remedies, guaranties, security interests and Liens in respect of the foregoing, all books, records and other Property evidencing or related to the foregoing, and all proceeds of any of the foregoing.

         "REPURCHASE PRICE" means an amount equal to (x) the Purchase Price of such Denied Receivable, minus (y) any cash received from the Obligor in the Purchaser Lockbox Account with respect to such Denied Receivable, plus (z) interest on such amount calculated at the interest rate then in effect under the Loan Agreement (or the maximum rate legally permitted if less than such rate) on the average outstanding difference between clauses (x) and (y) from and including the Business Day following the Transfer Date of such Denied Receivable to the date the Repurchase Price is received by the Purchaser.

         "SERVICER" means the Primary Servicer, if it is then authorized to perform the Primary Servicer Responsibilities pursuant to Section 1.05(b), or the Master Servicer, or any other Person then authorized hereunder to perform the Primary Servicer Responsibilities.

         "SERVICER  TERMINATION  EVENT"  means any of the  events  specified  in
Exhibit IX hereto.

         "SETTLEMENT DATE" means, with respect to a Settlement Period, Tuesday of each week; or if such day is not a Business Day, the next succeeding Business Day; provided, that, if, following the occurrence of an Event of Termination, the Purchaser shall have selected a period shorter than one week as the Settlement Period, the Settlement Date shall mean the fifth Business Day following the end of each such Settlement Period.

         "SETTLEMENT PERIOD" means the period beginning on Friday of each week and ending at the close of Thursday of the following week; provided, that notwithstanding the foregoing, the first Settlement Period shall be the period from and including the Initial Transfer Date through November 2, 2000; and provided, further, that following the occurrence of an Event of Termination, the Purchaser may from time to time, by notice to the Primary Servicer on behalf of the Providers, select a shorter period as the Settlement Period.

         "SUBSCRIPTION AGREEMENT" has the meaning set forth in Section 5.18 hereto.

         "SUBSIDIARY" means, with respect to any Provider, any corporation or entity of which at least a majority of the outstanding shares of stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity (irrespective of whether or not at the time, in the case of a corporation, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Provider.

         "TANGIBLE NET WORTH" means, with respect to any Person at any time, the sum of (i) such Person's capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings and any other account which, in accordance with GAAP, constitutes stockholders' equity, less (ii) treasury stock, minus (iii) the book value of all assets classified as intangible under GAAP, including, without limitation, goodwill, deferred taxes, deferred financing costs, trademarks, trade names, patents, copyrights and licenses.

         "TOTAL COLLECTIONS" means, as to each Transferred Batch, the sum of all Collections, Repurchase Prices and Indemnified Amounts (but only to the extent that such Indemnified Amounts are received in lieu of Collections) distributed to and received by the Purchaser with respect thereto.

         "TRANSFER DATE" means any Business Day after the Initial Transfer Date on which there is a purchase or contribution of Receivables hereunder, provided, that there shall be at least one Transfer Date in any single week, and provided, further, that a Transfer Date shall occur simultaneously with each Funding Date as defined in the Loan Agreement.

         "TRANSFERRED BATCH" has the meaning set forth in Section 1.02 hereto.

         "TRANSMISSION" means, upon establishment of computer interface between the Providers and the Master Servicer in accordance with the specifications established by the Master Servicer, the transmission of Receivable Information through computer interface to the Master Servicer in a manner satisfactory to the Master Servicer.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the specified jurisdiction.

         "UNBILLED RECEIVABLE" means a Receivable in respect of which the goods have been shipped, or the services rendered and rights to payment thereon have accrued, but the invoice has not been rendered to the applicable Obligor.

         "WRITTEN   NOTICE"  and  "IN   WRITING"   means  any  form  of  written
communication or a communication by means of telex, telecopier device, telegraph or cable as provided in Section 5.02.

         Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   EXHIBIT II

                             CONDITIONS OF PURCHASES

         2. Conditions Precedent on the Initial Transfer Date. The purchase of a Purchased Batch under the Agreement on the Initial Transfer Date is subject to the conditions precedent that the Purchaser shall have received on or before the Initial Transfer Date the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Purchaser:

         (a) For each Provider and the Primary Servicer, a certificate issued by the Secretary of State of the state of such entity's (i) organization as to the legal existence and good standing of such entity and (ii) locale of operation, if different from its state of organization, as to the foreign qualification, authorization and good standing of such entity in such locale (all of which certificates shall be dated not more than 20 days prior to the Initial Transfer
Date).

         (b) For each Provider and the Primary Servicer, certified copies of the charter and by-laws or other organizational documents of such entity, certified copies of resolutions of the Board of Directors or similar governing body of such entity approving the Agreement, certified copies of all documents filed to register any and all assumed/trade names of such entity, and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement.

         (c) For each Provider and the Primary Servicer, a certificate of the Secretary or Assistant Secretary of such entity certifying the names and true signatures of the incumbent officers of such entity authorized to sign the Agreement and the other documents to be delivered by it hereunder.

         (d) (i) Certified copies of the balance sheets of the Primary Servicer and its Subsidiaries as at December 31, 1999, and for the prior 3 fiscal years and the related statements of income and expense and retained earnings of MIM Corporation and its Subsidiaries for the fiscal year then ended, certified in a manner acceptable to the Purchaser by independent public accountants acceptable to the Purchaser and (ii) unaudited balance sheets of the Primary Servicer and its Subsidiaries for the fiscal quarter ended June 30, 2000 and the related statements of income and expense and retained earnings of the Primary Servicer and its Subsidiaries for such fiscal quarter then ended.

         (e) Acknowledgment or time stamped receipt copies of proper financing statements (showing each Provider as debtor/seller, the Purchaser as secured party/purchaser and Healthco-4 as assignee, and stating that the financing statements are being filed because UCC Section 9-102 does not distinguish between a sale and a secured loan for filing purposes) duly filed on or before the Initial Transfer Date under the UCC of all jurisdictions that the Purchaser may deem necessary or desirable in order to perfect the ownership interests contemplated by the Agreement.

         (f) Acknowledgment or time-stamped receipt copies of proper financing statements (showing each Provider as debtor and the Purchaser as secured party and Healthco-4 as assignee with respect to the grant by the Providers of a first priority security interest to the Purchaser in the

Providers' Accounts and the proceeds thereof, as contemplated by Section 4.04 of the Agreement) duly filed on or before the Initial Transfer Date under the UCC of all jurisdictions that the Purchaser may deem necessary or desirable in order to perfect such security interest.

         (g) Completed requests for information (UCC search results) dated within 20 days of the Initial Transfer Date, and a schedule thereof listing all effective financing statements filed in the jurisdictions referred to in subsections (e) and (f) above that name each Provider as debtor, together with copies of all other financing statements filed against the Providers (none of which shall cover any Accounts or any proceeds thereof).

         (h) Releases of, and acknowledgment copies of proper termination statements (Form UCC-3), if any, necessary to evidence the release of all security interests, ownership and other rights of any Person previously granted by any Provider in any of its Accounts or the proceeds thereof.

         (i) Favorable opinions of Tennessee local counsel for the Providers, substantially in the form attached hereto as Exhibit XI-A, regarding compliance with patient confidentiality laws in Tennessee, and to such other matters as the HFG Group requests and a survey prepared by King & Spalding regarding patient confidentiality laws in Ohio, Nevada, New Jersey, New York and Texas, and as to such other matters as the HFG Group requests.

         (j) Favorable opinions of (1) King & Spalding, counsel for the Primary Servicer and the Providers, and (2) Barry Posner, Esq., General Counsel for the Borrower, substantially in the form attached hereto as Exhibits XI-B and XI-C, respectively, and as to such other matters as the HFG Group requests.

         (k) Proof of payment of $450,000 which sum is equal to the facility fee payable by the Purchaser to Healthcare Finance Group, Inc.

         (l)  Proof  of  payment   of  all   reasonable   attorneys'   fees  and
disbursements incurred by the Purchaser and the HFG Group.

         (m) A duly executed Depositary Agreement, together with evidence satisfactory to the Purchaser that the Lockboxes and the Lockbox Accounts have been established.

         (n) Copies of all Notices to Obligors required pursuant to Article II of the Agreement, together with evidence satisfactory to the Purchaser that such Notices to Obligors have been or will be delivered to the addressees thereof.

         (o) A copy of each new form of invoice from the Providers showing the appropriate Lockbox as the remittance address.

         (p) A certificate from the Master Servicer stating that all computer linkups and interfaces necessary or desirable, in the judgment of the Master Servicer, to effectuate the transactions and information transfers contemplated hereunder, are fully operational to the satisfaction of the Master Servicer.

         It shall be a further condition precedent on the Initial Transfer Date that Healthco-4 shall have paid the following: (i) $600,000 to General Electric Capital Corporation ("GECC"), on behalf of MIM, representing the termination fee payable by MIM in connection with the termination, on the date hereof, of MIM's credit facility with GECC and (ii) to MIM, an amount equal to the current unamortized portion of the closing fee paid by MIM under its credit facility with GECC.

         3. Conditions Precedent on All Transfer Dates. Each purchase of a Purchased Batch on a Transfer Date (including the Initial Transfer Date) shall be subject to the further conditions precedent that the Primary Servicer, each Provider and the Purchaser shall have agreed upon the terms of such purchase and also that:

         (a) The Providers shall have delivered to the Purchaser or the Master Servicer, as the case may be, at least two Business Days prior to such Transfer Date, in form and substance satisfactory to the Purchaser:

          (i) completed Receivable Information with respect to each Proposed Eligible Receivable (such Receivable Information having been delivered on or prior to the most recent Batching Time preceding such Transfer Date), together with such additional information as may reasonably be requested by the Purchaser or the Master Servicer; and

          (ii) to the extent not previously provided, executed Notices to each Obligor responsible for the payment of any of the Batch Receivables to be purchased on such Transfer Date, directing such Obligors to make payment to the addresses and accounts designated in the Notices, as set forth in Article II hereof, together with evidence that such Notices have been delivered to such Obligors.

         (b) On each such Transfer Date the following statements shall be true (and acceptance of the proceeds of such purchase by the Primary Servicer on behalf of the Providers shall be deemed a representation and warranty by each Provider that such statements are then true):

          (i) the representations and warranties contained in Exhibit III are true and correct in all material respects on and as of the date of such purchase as though made on and as of such date (except any representation or warranty that expressly indicates that it is being made as of a specific date, in which case such representation or warranty shall be correct on and as of such date), and

          (ii) no event has occurred and is continuing, or would result from such purchase, that constitutes a Group-Wide Event of Termination or that would constitute a Group-Wide Event of Termination but for the requirement that notice be given or time elapse or both.

         (c) The Purchaser shall have received a duly executed Subscription Agreement for each Provider that became a Provider after the Initial Transfer Date.

         (d) The Purchaser shall have received such other approvals, opinions or documents as it may reasonably request.

                                   EXHIBIT III

                         REPRESENTATIONS AND WARRANTIES

         Each of the Providers and the Primary Servicer represents and warrants as follows:

         (a) It is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation as set forth on
Schedule I hereto, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except in any jurisdiction other than that of its chief executive offices where the failure to be so qualified would not have a Material Adverse Effect.

         (b) The execution, delivery and performance by it of the Agreement and the other documents to be delivered by it thereunder, (i) are within its corporate or limited liability company powers, (ii) have been duly authorized by all necessary corporate or limited liability company action, (iii) do not contravene (1) its charter or by-laws or certificate of formation or operating agreement, as applicable, (2) any material law, rule or regulation applicable to it, (3) any material contractual restriction binding on or affecting it or its Property, or (4) any order, writ, judgment, award, injunction or decree binding on or affecting it or its Property, and (iv) do not result in or require the creation of any Lien upon or with respect to any of its Properties, other than the interests created by the Agreement. The Agreement has been duly executed and delivered by it. It has furnished to the Purchaser a correct and complete copy of its certificate of incorporation and by-laws, including all amendments thereto.

         (c) Except for financing statements or termination statements that have been delivered to the Purchaser for filing in accordance with subsections 1(e),
(f) and (h) of Exhibit II, no authorization or approval or other action by, and no notice to or filing with, any Governmental Entity is required for the due execution, delivery and performance by it of the Agreement or any other document to be delivered thereunder.

         (d) The Agreement constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to the enforcement of creditors' rights generally and general principles of equity (regardless of whether enforcement is sought at equity or law).

         (e) Except as disclosed on Schedule IV hereto, it has all power and authority, and has all permits, licenses, accreditations, certifications, authorizations, approvals, consents and agreements of all Obligors, Governmental Entities, accreditation agencies and any other Person (including without limitation, accreditation by the appropriate Governmental Entities and industry accreditation agencies and accreditation and certifications necessary to receive payment and compensation and to participate under Medicare, Medicaid, CHAMPUS, Blue Cross/Blue Shield and other equivalent programs relevant to any Provider), necessary or required for it (i) to own the assets (including Receivables) that it now owns, and (ii) to carry on its business as now conducted, except where failure to have such permits, licenses, authorizations, approvals, consents, agreements with third-party payors, accreditation and certifications (including, without limitation, accreditation by the


                                     III-1
appropriate Governmental Entities and industry accreditation agencies and accreditation and certifications necessary to receive payment and compensation and to participate under Medicare, Medicaid, CHAMPUS, Blue Cross/Blue Shield and other equivalent programs) would not have a Material Adverse Effect.

         (f) Except as disclosed in Schedule IV hereto, it has not been notified by any Obligor, Governmental Entity or instrumentality, accreditation agency or any other Person, during the immediately preceding 24 month period, that such party has rescinded or not renewed, or is reasonably likely to rescind or not renew, any such material permit, license, accreditation, certification, authorization, approval, consent or agreement granted to it or to which it is a party.

         (g) As of the Initial Transfer Date, all conditions precedent set forth in Exhibit II have been fulfilled or waived in writing by the Purchaser, and as of each Transfer Date, the conditions precedent set forth in paragraph 2 of such
Exhibit II have been fulfilled or waived in writing by the Purchaser.

         (h) The balance sheets of the Parent and its Subsidiaries as at December 31, 1999, and the related statements of income and expense, cash flows and retained earnings of the Parent and its Subsidiaries for the fiscal periods then ended, copies of which have been furnished to the Purchaser, fairly present the financial condition of the Parent and its Subsidiaries as at such date and the results of the operations of the Parent and its Subsidiaries for the period ended on such date, all in accordance with GAAP, and since December 31, 1999 there has been no change resulting in a Material Adverse Effect.

         (i) Except as disclosed on Schedule IV hereto, there is no pending or, to any Provider's or the Primary Servicer's knowledge, threatened action or proceeding or injunction, writ or restraining order affecting the Primary Servicer, any Provider or any Subsidiary before any court, Governmental Entity or arbitrator which could reasonably be expected to result in a Material Adverse Effect, and the Primary Servicer, any Provider or any Subsidiary is not currently the subject of, and has no present intention of commencing, an insolvency proceeding or petition in bankruptcy. Furthermore, to its knowledge, there are no pending civil or criminal investigations by any Governmental Entity involving it or its officers or directors and neither it nor any of its officers or directors has been involved in, or is the subject of, any civil or criminal investigation by any Governmental Entity.

         (j) Each Provider is the legal and beneficial owner of the Receivables in each Transferred Batch free and clear of any Lien (other than Permitted Liens); upon each purchase or contribution of a Transferred Batch, the Purchaser shall acquire valid ownership of each Receivable in such Transferred Batch and in the Collections with respect thereto prior to all other Liens thereon. No effective financing statement or other instrument similar in effect covering any Accounts or the Collections with respect thereto, or any proceeds thereof, is on file in any recording office, except those filed in favor of the Purchaser, Healthco-4 or any permitted assignee of Healthco-4 relating to the Agreement, and no competing notice or notice inconsistent with the transactions contemplated in the Agreement remains in effect with respect to any Obligor.


                                     III-2

         (k) All Receivable Information, information provided in the application for the program effectuated by the Agreement, and each other document, report and Transmission provided by the Primary Servicer or any Provider to the HFG Group is or shall be accurate in all material respects as of its date and as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made and when taken as a whole, not misleading.

         (l) The principal place of business and chief executive office of each Provider and the office where such Provider keeps its records concerning the Receivables are located at the respective address referred to on the signature pages of the Agreement and, except as disclosed on Schedule IV hereto, there have been no other such locations for the four immediately prior months.

         (m) Each purchase of a Purchased Batch will constitute a purchase or other acquisition of notes, drafts, acceptances, open accounts receivable or other obligations representing part or all of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended.

         (n) Each Receivable included in a Purchased Batch is, as of the Transfer Date of such Purchased Batch, an Eligible Receivable.

         (o) The provisions of the Agreement create in the Purchaser's favor, on the Initial Transfer Date, legal and valid liens in all of the Accounts owned or held by the Providers (other than the Batch Receivables that have been sold or contributed to the Purchaser pursuant to the provisions of the Agreement) and all proceeds thereof, and when all proper filings and other actions necessary to perfect such liens have been completed, will constitute a perfected and continuing Lien on all of the Accounts owned or held by the Providers (other than the Batch Receivables that have been sold or contributed to the Purchaser pursuant to the provisions of the Agreement) and all proceeds thereof, having priority over all other liens on such Accounts and proceeds thereof of the Providers, enforceable against each Provider and all third parties.

         (p) Except as disclosed on Schedule IV hereto, all required Notices have been prepared and delivered to each Obligor, and all invoices now bear only the appropriate remittance instructions for payment direction to the applicable Lockbox or Lockbox Account, as the case may be.

         (q) Except as disclosed on Schedule IV hereto, no Provider has changed its principal place of business or chief executive office in the last five years.

         (r) The exact name of each Provider is as set forth on the signature pages of the Agreement and, except as set forth on such signature page, such Provider has not changed its name in the last five years and, except as set forth opposite such Provider's name on Schedule IV, during such period such Provider has not used, nor does such Provider now use, any other fictitious, assumed or trade name.

         (s) With respect to itself or any of its Subsidiaries taken as a whole, there exists no event which could reasonably be expected to result in a Material Adverse Effect.


                                     III-3

         (t) It is not in violation under any applicable statute, rule, order, decree or regulation of any court, arbitrator or governmental body or agency having jurisdiction over it which could have a Material Adverse Effect.

         (u) It has filed on a timely basis all tax returns (federal, state and local) required to be filed and has paid, or made adequate provision for payment of, all taxes, assessments and other governmental charges due from it, unless contested in good faith by appropriate proceedings. No tax Lien has been filed and is now effective against it or any of its Properties, except any Lien in respect of taxes and other charges not yet due or contested in good faith by appropriate proceedings. To its knowledge, there are no pending investigations of it by any taxing authority or any pending but unassessed tax liability of it. It does not have any obligation under any tax sharing agreement.

         (v) It is solvent and will not become insolvent after giving effect to the transactions contemplated by the Agreement; it has not incurred debts or liabilities beyond its ability to pay; it will, after giving effect to the transaction contemplated by the Agreement, have an adequate amount of capital to conduct its business in the foreseeable future; the sales and contributions of Receivables hereunder are made in good faith and without intent to hinder, delay or defraud its present or future creditors.

         (w) The Lockboxes are the only post office boxes and the Lockbox Accounts are the only lockbox accounts maintained for Receivables; and no direction of any Provider is in effect directing Obligors to remit payments on Batch Receivables other than to the Lockboxes or Lockbox Accounts.

         (x) Each pension plan or profit sharing plan to which it is a party has been fully funded in accordance with its obligations as set forth in such plan.

         (y) The primary business of each Provider is the provision of independent pharmacy benefit and formulary management services, the sale of medical and/or pharmaceutical products and the rendition of medical services in connection therewith.

         (z) The assets of each Provider are free and clear of any liens in favor of any Employee Benefit Plan or the PBGC.

         (aa) With respect to each Employee Benefit Plan of it, including to its knowledge as to any Multiemployer Plan, such Employee Benefit Plan has complied and been administered in accordance with its terms and in substantial compliance with all applicable provisions of ERISA and the Internal Revenue Code of 1986, as amended; neither it nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA; and it has no material unpaid liability for any Employee Benefit Plan.

         (bb)  No  transaction   contemplated   under  this  Agreement  requires
compliance with any bulk sales act or similar law.


                                     III-4

         (cc) It is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation T, U, or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock.

         (dd) With respect to each Transferred Batch, each Provider shall receive, for its own capital account, its proportional share (based on such Provider's portion of the Receivables contributed to the Purchaser) of the aggregate Expected Net Value of the Receivables in the Transferred Batch which are not Purchased Receivables.

         (ee) It is not in violation of any applicable material patient confidentiality law.

         (ff) All computer software used by any Provider or the Primary Servicer in connection with the Receivables is date compliant, and no problems have occurred as a result of the date conversion.



                                     III-5

                                   EXHIBIT IV

                                    COVENANTS

         Until the later of the Facility Termination Date and the Final Payment Date, each Provider agrees as follows:

         (a) Compliance With Laws, etc. It will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications, and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not result in a Material Adverse Effect.

         (b) Offices, Records and Books of Account. It will keep its principal place of business and chief executive office at the address set forth under its name on the signature pages to the Agreement and the office where it keeps its records concerning the Accounts at 33 North Road, Wakefield, Rhode Island 02879, or, upon 30 days' prior Written Notice to the Purchaser, at any other locations in jurisdictions where all actions reasonably requested by the Purchaser or otherwise necessary to protect, perfect and maintain the Purchaser's security interest in the Accounts and all proceeds thereof have been taken and completed. It shall keep its books and accounts in accordance with GAAP and shall make a notation on its books and records, including any computer files, to indicate which Receivables have been sold or contributed to the Purchaser and the security interest of the Purchaser in its Accounts not sold to the Purchaser. It shall maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables and related contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for collecting all Batch Receivables (including, without limitation, records adequate to permit the daily identification of each Batch Receivable and all Collections of and adjustments to each existing Batch Receivable) and for providing the Receivable Information.

         (c) Performance and Compliance With Contracts and Credit and Collection Policy. It will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the contracts and other documents related to the Batch Receivables and to its responsibilities under the Agreement, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Batch Receivable and the related contract, and it shall maintain, at its expense, in full operation each of the Lockbox Accounts and Lockboxes. During the continuation of an Event of Termination or a Servicer Termination Event and at any time it is not the Primary Servicer or has turned over its Primary Servicer Responsibilities with respect to any Batch Receivable in accordance with the provisions of this Agreement, it shall not do anything to impede or interfere, or suffer or permit any other Person to impede or interfere in any material respect, with the collection by the Purchaser, or the Master Servicer, or any other Person designated by the Purchaser, on behalf of the Purchaser, of the Batch Receivables or such Batch Receivable..

         (d) Sales, Liens, etc. Except for the sales and contributions contemplated under this Agreement, it will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Liens upon or with respect to, its Accounts, or upon or with respect to any account to which any Collections of any Batch Receivable are sent, or assign any right to receive income in respect thereof except (i) Permitted Liens and (ii) those Liens in favor of the Purchaser, Healthco-4 or any assignee of Healthco-4 relating to the Agreement.

         (e) Extension or Amendment of Batch Receivables. It shall not amend, waive or otherwise permit or agree to any deviation in any material respect from the terms or conditions of any Batch Receivable except in accordance with the Credit and Collection Policy or with respect to a Denied Receivable for which the Repurchase Price has been received by the Purchaser.

         (f) Change in Business or Credit and Collection Policy. It will not make any change in the Credit and Collection Policy or make any change in the character of its business that, in either event, could reasonably be expected to result in a Material Adverse Effect, and it will not make any other material changes in the Credit and Collection Policy without the prior written consent of the Purchaser; provided, however, that if an Event of Termination has occurred and is continuing, it will not make any change in the Credit and Collection Policy.

         (g) Audits and Visits. It will, at any time and from time to time during regular business hours as requested by the Purchaser, permit the Purchaser, or its agents or representatives (including the Master Servicer), upon reasonable notice, (i) on a confidential basis, to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in its possession or under its control relating to Batch Receivables including, without limitation, the related contracts, and (ii) to visit its offices and properties for the purpose of examining and auditing such materials described in clause (i) above, and to discuss matters relating to Batch Receivables or its performance hereunder or under the contracts with any of its officers or employees having knowledge of such matters. It shall permit the Master Servicer to have at least one agent or representative physically present in its administrative office during normal business hours to assist it in performing its obligations under the Agreement, including its obligations with respect to the collection of Batch Receivables pursuant to Article I of the Agreement. Notwithstanding the foregoing, and provided that no Event of Termination, Servicer Termination Event or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Termination or Servicer Termination Event shall have occurred and be continuing, all visits and examinations shall be scheduled at mutually convenient times.

         (h) Change in Payment Instructions. It will not terminate the Lockboxes or the Lockbox Accounts, or make any change or replacement in the instructions contained in any invoice, Notice or otherwise, or regarding payments with respect to Receivables to be made to the Lockboxes, the Lockbox Accounts, the Purchaser or the Master Servicer, except upon the prior and express written consent of the Program Manager or the Purchaser.

         (i) Reporting Requirements. It will provide to the Purchaser (in multiple copies, if requested by the Purchaser) the following:

          (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Parent, (x) consolidated and consolidating balance sheets of the Parent and its Subsidiaries as of the end of such quarter and consolidated and consolidating statements of income, cash flows and retained earnings of the Parent and its Subsidiaries for the period commencing at the beginning of the current fiscal year and ending with the end of such quarter or
               (y) a copy of the Parent's quarterly reports on Form 10-Q for such quarters as filed with the Securities and Exchange Commission, in either case, certified by the chief financial officer of the Parent and accompanied by a certificate of an authorized officer of each Provider stating that, as of such date, (i) no Event of Termination, Group-Wide Event of Termination or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Termination or a Group-Wide Event of Termination has occurred and is continuing,
               (ii) all representations and warranties set forth in the Agreement are true and correct in all material respects (except any representation or warranty that expressly indicates that it is being made as of a specific date, in which case such representation or warranty shall be true and correct on and as of such date) and (iii) the conditions precedent set forth in paragraph 2 of Exhibit II have been fulfilled or waived in writing by the Purchaser, and detailing such Provider's compliance for such fiscal period with all financial covenants contained in the Agreement, and to the extent any Event of Termination, Group-Wide Event of Termination or other event or non- compliance exists, a description of the steps being taken by such Provider to address such Event of Termination, Group-Wide Event of Termination, other event or non-compliance;

          (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Parent, (x) a copy of the audited consolidated financial statements (together with explanatory notes thereon) and the auditor's report letter for such year for the Parent and its Subsidiaries, containing financial statements for such year audited by Arthur Anderson or other independent public accountants of recognized standing acceptable to the Purchaser or (y) a copy of the Parent's annual report on Form 10-K as filed with the Securities and Exchange Commission, in either case, accompanied by a certificate of an authorized officer of each Provider stating that, as of such date, no Event of Termination Group-Wide Event of Termination or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Termination or a Group- Wide Event of Termination has occurred and is continuing, (ii) all representations and warranties set forth in the Agreement are true and correct in all material respects (except any representation or warranty that expressly indicates that it is being made as of a specific date, in which case such representation or warranty shall be true and correct on and as of such date) and (iii) the conditions precedent set forth in paragraph 2 of Exhibit II have been fulfilled or waived in writing by the Purchaser, and detailing such Provider's compliance for such fiscal period with all the financial covenants contained in the Agreement, and to the extent any Event of Termination, Group-Wide Event of Termination, other event or non-compliance exists, a description of the steps being taken by such Provider to address such Event of Termination, Group- Wide Event of Termination, other event or non-compliance;

         (iii) on or before the 25th of each month, monthly and year-to-date statistical and financial reports, in substantially the form attached hereto as Schedule VII;

          (iv) promptly and in any event within five Business Days following actual knowledge thereof by a Provider or the Primary Servicer of an Event of Termination or an event which, with the giving of notice or lapse of time, or both, would constitute an Event of Termination, a statement of the chief financial officer of the Primary Servicer setting forth details of such Event of Termination or event, and the action that it has taken and proposes to take with respect thereto;

          (v) promptly after the sending or filing thereof, if any, copies of all reports and registration statements that the Parent, any Provider or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange and official statements that any Provider or any Subsidiary files with respect to the issuance of tax-exempt indebtedness and after an Event of Termination or Servicer Termination Event, copies of all reports (if any) that any Provider or any Subsidiary sends to any of its security holders;

          (vi) promptly after the filing or receiving thereof, copies of all reports and notices that any Provider or any of its Affiliates files under ERISA with the Internal Revenue Service or the PBGC or the U.S. Department of Labor or that any Provider or any of its Affiliates receives from any of the foregoing or from any Multiemployer Plan to which any Provider or any of its Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on any Provider or any such Affiliate in excess of $100,000;

         (vii) at least ten Business Days prior to any change in any Provider's name or any implementation of a new trade/assumed name, a Written Notice setting forth the new name or trade name and the proposed effective date thereof and copies of all documents required to be filed in connection therewith;

        (viii) promptly (and in no event later than ten days following actual knowledge or receipt thereof), Written Notice in reasonable detail, of (w) any Lien asserted or claim made against a Batch Receivable, (x) the occurrence of a Servicer Termination Event,
               (y) the occurrence of any other event which could have a Material Adverse Effect on the value of a Batch Receivable or on the interest of the Purchaser in a Batch Receivable or (z) the results of any material cost report, investigation or similar audit being conducted by any federal, state or county Governmental Entity or its agents or designees;

          (ix) promptly upon approval by the Board of Directors, and in no event
               later  than  March  31st  in  each  year,  a   consolidated   and
               consolidating operating plan

               (together with a complete statement of the assumptions on which such plan is based) of the Primary Servicer and its Subsidiaries approved by its Board of Directors, which shall include monthly budgets for the prospective year in reasonable detail acceptable to the Purchaser and will integrate operating profit and cash flow projections and personnel, capital expenditures, and facilities plans;

          (x) promptly upon receipt thereof, a copy of any management letter or written report submitted to the Primary Servicer by independent certified public accountants with respect to the Subsidiaries, business, condition (financial or otherwise), operations, prospects, or Properties of the Providers;

          (xi) no later than five Business Days after the commencement thereof, Written Notice of all actions, suits, and proceedings before any Governmental Entity or arbitrator affecting any Provider which, if determined adversely to any Provider, could have a Material Adverse Effect;

         (xii) promptly after the furnishing thereof, copies of any statement or report furnished by a Provider to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement in excess of $1,000,000 and not otherwise required to be furnished to the Purchaser pursuant to this Agreement;

        (xiii) except as otherwise required to be furnished to the Purchaser pursuant to this Agreement, as soon as available, (A) one copy of each financial statement, report, notice or proxy statement sent by the Parent or any Provider to its stockholders generally, (B) and one copy of each regular, periodic or special report, registration statement, or prospectus filed by any Provider or any of its Subsidiaries with any securities exchange or the Securities and Exchange Commission or any successor agency or the Bankruptcy Court, and (C) all press releases and other statements made available by any Provider to the public concerning developments in the business of any Provider;

        (xiv) within the sixty (60) day period prior to the end of each fiscal year of each Provider, a report satisfactory in form to the Purchaser, listing all material insurance coverage maintained as of the date of such report by such Provider and all material insurance planned to be maintained by such Provider in the subsequent fiscal year; and

          (xv) such other information respecting the Receivables or the condition or operations, financial or otherwise, of any Provider or any Subsidiary or Affiliate as the Purchaser may from time to time reasonably request.

         (j) Notice of Proceedings; Overpayments. The Primary Servicer shall promptly notify the Master Servicer in the event of any action, suit, proceeding, dispute, set-off, deduction, defense or counterclaim involving in excess of $100,000 that is or has been threatened to be asserted by an Obligor with respect to any Batch Receivable. The Primary Servicer shall cause each Provider to make any and all payments to the Obligors necessary to prevent the Obligors from offsetting any earlier overpayment to any Provider against any amounts the Obligors owe on any Batch Receivables.

         (k) Further Instruments, Continuation Statements. Each Provider shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action that the Program Manager or the Purchaser may reasonably request, from time to time, in order to perfect, protect or more fully evidence the full and complete transfer of ownership of the Batch Receivables, or to enable the Purchaser or the Program Manager to exercise or enforce the rights of the Purchaser hereunder or under the Batch Receivables. Without limiting the generality of the foregoing, each Provider will upon the request of the Program Manager execute and file such UCC financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be, in the opinion of the Program Manager, necessary or appropriate. Each Provider hereby authorizes the Program Manager or its designees, upon two Business Days' notice, to file one or more financing or continuation statements and amendments thereto and assignments thereof, relative to all or any of the Batch Receivables now existing or hereafter arising without the signature of such Provider where permitted by law. If a Provider fails to perform any of its agreements or obligations under the Agreement, the Program Manager may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Program Manager incurred in connection therewith shall be payable by the Providers.

         (l) Taxes. The Providers shall pay any and all taxes (excluding the Purchaser's income, gross receipts, franchise, doing business or similar taxes) relating to the transactions contemplated under the Agreement, including but not limited to the sale, transfer and assignment of each Batch Receivable.

         (m) Purchaser's Ownership of Batch Receivables. It shall not prepare or permit to be prepared any financial statements which shall account for the transactions contemplated hereby in a manner which is, or in any other respect account for the transactions contemplated hereby in a manner which is, inconsistent with the Purchaser's ownership of the Batch Receivables.

         (n) No "Instruments". It shall not take any action which would allow, result in or cause any Transferred Batch or Batch Receivable to be evidenced by an "instrument" within the meaning of the UCC of the applicable jurisdiction.

         (o) Implementation of New Invoices. Each Provider shall take all reasonable steps to ensure that all invoices rendered or dispatched on or after the Initial Transfer Date contain only the remittance instructions required under Article II of this Agreement.

         (p) Assumed/Trade Name Certificates. On or before the Closing Date, the Purchaser shall receive copies of all certificates filed by the Providers in each applicable jurisdiction regarding the use of each of the trade or assumed names set forth opposite each Provider's name on Schedule IV attached hereto.

         (q) Notice of Termination or Suspension of Contracts. It shall promptly (and in no event later than one Business Day following actual knowledge thereof) inform the Purchaser and the

Master Servicer of any termination or suspension of any of its contracts which could reasonably be expected to reduce revenue by 3% or more.

         (r) Treatment as a Sale. It shall treat each sale of Receivables hereunder as a sale for federal and state income tax, reporting and accounting purposes and shall treat each contribution of Receivables hereunder as a contribution for federal and state income tax, reporting and accounting purposes.

         (s) Maintain Properties. Each Provider shall maintain, keep, and preserve all of its Properties necessary or useful in the proper conduct of its business in good repair, working order, and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals, replacements, betterments, and improvements thereof.

         (t) Payment of Taxes, etc. Each Provider shall pay or discharge at or before maturity or before becoming delinquent (i) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its Property, except any taxes, levies, assessments, and governmental charges contested in good faith by appropriate proceedings and (ii) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its Property.

                                    EXHIBIT V

                              EVENTS OF TERMINATION

         Each of the following shall be an "EVENT OF TERMINATION" with respect to each individual provider and, if any Event of Termination relates either (in each case, a "GROUP-WIDE EVENT OF TERMINATION") to the Primary Servicer or to Providers responsible in the aggregate for the sale or contribution to the Purchaser of more than 20% of the Batch Receivables (whether or not purchased) in the prior 90 days (or the number of days from the date of the Agreement to the date of such Event of Termination, if less than 90 days) ("GROUP-WIDE PROVIDERS"), such Event of Termination shall relate to each Provider:

         (a) The Primary Servicer, in its capacity as agent for the Purchaser pursuant to Section 1.05(b), shall fail to perform or observe in any material respect any term, covenant or agreement included in the Primary Servicer Responsibilities (other than a Servicer Termination Event resulting from the events described in paragraph (g) of this Exhibit) and such failure shall remain unremedied for 15 days or the Primary Servicer or any Provider shall fail to make when due any payment or deposit to be made by it under the Agreement.

         (b) Any Provider or the Primary Servicer (i) fails to transfer in a timely manner any servicing rights and obligations with respect to the Batch Receivables to any successor designated pursuant to Section 1.05(b) of the Agreement, (ii) fails to make any payment required under the Agreement (unless such payment obligation has been fulfilled in full pursuant to the Purchaser's set- off rights under Section 4.03 of the Agreement) or (iii) sends a "Revocation Order" (as defined in the Depositary Agreement) or makes any change or replacement in the "Standing Revocable Instruction" (as defined in the Depositary Agreement).

         (c) Any representation or warranty (other than those representations and warranties (i) with respect to the purchase of Receivables that are covered by paragraph (f) of this Exhibit and (ii) with respect to Batch Receivables, the Repurchase Price with respect thereto is paid to the Purchaser in the manner set forth in Article IV of this Agreement within five Business Days following demand therefor) made or deemed made by a Provider under or in connection with the Agreement or any information or report delivered by a Provider pursuant to the Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered.

         (d) Any Provider fails to perform or observe in any material respect any other term, covenant or agreement contained in the Agreement on its part to be performed or observed and any such failure shall remain unremedied for ten Business Days after the earlier of (i) the discovery thereof by such Provider and (ii) written notice thereof shall have been given to such Provider or the Primary Servicer by the Purchaser, unless such Provider is removed as a Provider in accordance with Section 5.18(b) of the Agreement after the earlier of clauses
(i) and (ii).

         (e) Any Provider shall fail to pay any principal of or premium or interest on any of its Debt which individually or in the aggregate exceeds $100,000 when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof.

         (f) Any purchase of a Purchased Batch pursuant to the Agreement shall for any reason (other than pursuant to the terms hereof) fail or cease to create or fail or cease to be a valid and perfected ownership interest in each Batch Receivable in such Purchased Batch and the Collections with respect thereto free and clear of all Liens (other than Liens referred to in clauses (i) and (ii) of paragraph (d) of Exhibit IV) unless, as to any such Batch Receivable, the Repurchase Price with respect thereto is paid to the Purchaser in the manner set forth in Article IV of the Agreement within five Business Days following demand therefor.

         (g) Any Provider or the Parent shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Provider seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 45 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its Property) shall occur; or the Parent, a Provider or any of its Subsidiaries shall take any action to authorize any of the actions set forth above in this paragraph (g).

         (h) There shall have occurred any Material Adverse Effect since December 31, 1999.

         (i) A Change of Control shall occur.

         (j) Judgments or orders for payment of money (other than judgments or orders in respect of which adequate insurance is maintained for the payment thereof) against the Providers in excess of $100,000 in the aggregate remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 45 days or more.

         (k) Any governmental authority (including, without limitation, the Internal Revenue Service or the PBGC) files a notice of a Lien against the assets of a Provider other than a Lien (i) that is limited by its terms to assets other than Accounts and all proceeds thereof, and (ii) that does not result in a Material Adverse Effect.

         (l) Any Provider does not keep insured by financially sound and reputable insurers all Property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations. Each policy referred to in this clause (n) shall provide that the interests of the Purchaser shall not be invalidated by any act or negligence of the Provider. Any Provider does not advise the Purchaser promptly of any policy cancellation, reduction, or amendment. Any insurance policy for property, casualty, liability and business interruption coverage for a Provider does not name DH-3 as assignee of the Purchaser as loss payee (as the Purchaser's interests may appear) or an additional insured, as appropriate.

         (m) Any Provider does not maintain proper books of record and account in which full, true and correct entries in conformity with GAAP are made of all dealings and transactions in relation to its business and activities and such failure remains unremedied for 10 days.

         (n) Any Provider does not comply with all minimum funding requirements and all other material requirements of ERISA, if applicable, so as not to give rise to any liability thereunder.

         (o) Any Provider engages in any line or lines of business activity that is materially different from the businesses in which it is engaged on the date hereof.

         (p) Any contracts with Obligors located in the State of Tennessee are terminated for any reason or are not extended at the end of their term and the aggregate effect of such terminations and non-extensions is a loss of more than 20% of the combined revenue of the Providers.

         (q) An "Event of Default" (as defined in the Loan Agreement) shall occur and be continuing under the Loan Agreement.

         (r) Any provision of this Agreement shall for any reason cease to be valid and binding on the Primary Servicer or a Provider or the Primary Servicer or a Provider shall so state in writing.

         (s) Consolidated Net Worth. The Consolidated Net Worth, calculated at the end of each fiscal quarter of the Parent, is less than the amount indicated opposite each such fiscal quarter ended as follows:

                     Fiscal Quarter Ending                  Amount

                     September 30, 2000                     $41,750,000
                     December 31, 2000                      $40,700,000
                     March 31, 2001                         $42,640,000
                     June 30, 2001                          $44,080,000
                     September 30, 2001                     $45,619,000
                     December 31, 2001                      $46,311,000
                     each fiscal quarter thereafter

         (t) Consolidated Interest Coverage Ratio. The Consolidated Interest Coverage Ratio, calculated as of the end of each fiscal quarter of the Parent for the four fiscal quarters of the Parent then most recently ended, is less than the ratio set forth below as of the end of the corresponding fiscal quarter indicated below:

                           Fiscal Quarter Ending              Ratio
                           ---------------------              -----

                           September 30, 2000                 2.0:1.00
                           December 31, 2000                  2.0:1.00
                           March 31, 2001 and                 4.0:1.00
                           each fiscal quarter thereafter

         (u) Capital Expenditures. The Consolidated Capital Expenditures calculated as of (i) the end of the fiscal quarter of the Parent ended September 30, 2000 is more than $900,000 during such fiscal quarter, (ii) the end of the fiscal quarter of the Parent ending December 31, 2000 is more than $2,000,000 during such fiscal quarter, (iii) the end of the fiscal quarter of the Parent ending March 31, 2001 and each fiscal quarter ending thereafter is more than $2,000,000 during such fiscal quarter and (iv) the end of the fiscal year of the Parent ending December 31, 2001 and each fiscal year ending thereafter is more than $3,000,000 during such fiscal year.

         (v) Consolidated EBITDA. The Consolidated EBITDA, calculated as of the end of each fiscal quarter of the Parent for the four fiscal quarters of the Parent then most recently ended, is less than the amount set forth below as of the end of the corresponding fiscal quarter indicated below:

                      Fiscal Quarter Ending                       Amount
                      ---------------------                       ------

                      September 30, 2000                          $450,000
                      December 31, 2000                           $275,000
                      March 31, 2001                              $2,250,000
                      June 30, 2001                               $2,250,000
                      September 30, 2001                          $2,250,000
                      December 31, 2001                           $1,750,000
                      Each fiscal quarter thereafter $2,500,000

         (w) Accounts Receivable Turnover. The Accounts Receivable Turnover, calculated as of the end of each fiscal quarter of the Parent for the four fiscal quarters of the Providers then most recently ended, is more than 75 days.

         (x) The Providers' Debt to Equity Ratio. The ratio of Debt of the Providers to their Equity exceeds the ratio set forth below as of the end of the corresponding fiscal quarter indicated below:

                           Fiscal Quarter Ending         Ratio
                           ---------------------         -----

                           September 30, 2000            1.75:1.00
                           December 31, 2000             1.75:1.00
                           March 31,  2001               1.80:1.00
                           June 30,  2001                1.80:1.00
                           September 30, 200             1.80:1.00
                           December and                  2.10:1.00
                           each fiscal quarter thereafter


         (y) The Provider's Debt to Consolidated Tangible Net Worth Ratio. The ratio of Debt of the Providers to their Consolidated Tangible Net Worth exceeds the ratio set forth below as of the end of the corresponding fiscal quarter indicated below:

                           Fiscal Quarter Ending      Ratio
                           ---------------------      -----

                           September 30, 2000        22.5:1.00
                           December 31, 2000         26.5:1.00
                           March 31, 2001            15.5:1.00
                           June 30, 2001 and         10.5:1.00
                           each fiscal quarter thereafter

         (z) Current Ratio. The ratio of Current Assets to Current Liabilities is less than the ratio set forth below as of the end of the corresponding fiscal quarter indicated below:

                           Fiscal Quarter Ending      Ratio
                           ---------------------      -----

                           September 30, 2000        0.9:1.00
                           December 31, 2000         0.9:1.00
                           March 31, 2001            1.00:1.00
                           June 30, 2001 and         1.00:1.00
                           each fiscal quarter thereafter

         (aa) Consolidated Working Capital. The Consolidated Working Capital, calculated as of the end of each fiscal quarter of the Parent, is less than the amount set forth below as of the end of the corresponding fiscal quarter indicated below:

                           Fiscal Quarter Ending     Amount
                           ---------------------     ------

                           September 30, 2000        ($4,250,000)
                           December 31, 2000         ($5,000,000)
                           March 31, 2001             $1,750,000
                           June 30, 2001 and          $4,000,000
                           each fiscal quarter thereafter

         (bb) Consolidated Tangible Net Worth. The Consolidated Tangible Net Worth,calculated at the end of each fiscal quarter of the Parent, is less than the amount indicated opposite each such fiscal quarter ended as follows:

                           Fiscal Quarter Ending      Amount
                           ---------------------      ------

                           September 30, 2000        $3,300,000
                           December 31, 2000         $2,100,000
                           March 31, 2001            $4,750,000
                           June 30, 2001             $6,600,000
                           September 30, 2001        $8,650,000
                           December 31, 2001         $9,800,000
                           each fiscal quarter thereafter

                                   EXHIBIT VI

                             RECEIVABLE INFORMATION

         The following information shall, as appropriate, be provided by each Provider to the Master Servicer with respect to each Batch Receivable, together with such other information and in such form as may reasonably be requested from time to time by the Master Servicer and as, in accordance with applicable law, may be disclosed or released to the Master Servicer (the "RECEIVABLE INFORMATION"):

          (i) Cash Receipts Report - Cash receipt transaction data containing:

                    o    Transaction date
                    o    Transaction number
                    o    Customer number
                    o    Cash receipt amount


          (ii) Invoices Report - Invoice transaction data containing:

                    o    Transaction date
                    o    Transaction number
                    o    Customer number
                    o    Invoice amount

          (iii) Adjustments Report - Adjustment transaction data containing:

                    o    Transaction date
                    o    Transaction number
                    o    Customer number
                    o    Amount of adjustment

                                  EXHIBIT VII-A

                     FORM OF NOTICE TO GOVERNMENTAL ENTITIES

                     [Letterhead of the applicable Provider]

                                                            [Date]
[Name and Address
of Governmental Entity]

              Re:      Change of Account and Address [for Medicare Supplier No.]
                       ---------------------------------------------------------

To Whom it May Concern:

         Please be advised that we have opened a new bank account at Fleet National Bank and a post-office box with respect to such bank account. Accordingly, effective immediately and until further notice, we hereby request that:

         (1) All wire transfers be made directly into our account at:

                           Fleet National Bank
                           Boston, MA
                           Account # ___________
                           ABA # 011000390

         (2) All remittance advices and other forms of payment, including checks, be made to our post office box located at:

                           --------------------
                           P.O. Box ___________
                           Boston, MA 02241-
                           Reference: Account # ________

         As  provided  in  the  Medicare   Carriers  Manual  ss.  3060.11,   the
undersigned hereby certifies that this payment arrangement will continue in effect only so long as the following requirements are met:

                    a) Fleet National Bank does not provide financing to the undersigned nor acts on behalf of another party in connection with the provision of such financing; and

                    b) The undersigned has sole control of the account, and Fleet National Bank is subject only to the instructions of the undersigned (or its agents) regarding the account.


         Thank you for your cooperation in this matter.



                                    VII-A-1

                                         [MIM HEALTH PLANS, INC. d/b/a Scrip
                                         PHARMACY SOLUTIONS] [AMERICAN
                                         DISEASE MANAGEMENT ASSOCIATES, LLC]
                                         [CONTINENTAL PHARMACY, INC.]

                                         By:____________________
                                                  Edward J. Sitar, CFO



                                    VII-A-2

                                  EXHIBIT VII-B

                   FORM OF NOTICE TO NON-GOVERNMENTAL ENTITIES

                     [Letterhead of the Applicable Provider]

                                              [Date]
[Name and Address
of Obligor]

                  Re:    Change of Account and Address
                         -----------------------------

To Whom it May Concern:

         We are pleased to announce that we have entered into a new long-term financing arrangement with the Healthcare Finance Group, Inc. This financing arrangement will allow us to continue to provide you with new and innovative services and products. As part of this arrangement, we will be selling and contributing all of our existing and future receivables payable by you to us to MIM Funding LLC, an affiliated company. Also as part of this arrangement, MIM Funding LLC is assigning the aforementioned existing and future arising receivables as collateral to its lender -- HFG Healthco-4 LLC ("Healthco- 4"). Accordingly, you are hereby directed to make:

         (1) All wire transfers directly to the following account:

                           Fleet National Bank
                           Boston, MA
                           Account # _________
                           ABA # 011000390

         (2) All remittance advices and other forms of payment, including checks, to the following address:

                           --------------
                           P.O. Box ________
                           Boston, MA 02241-
                           Reference: Account # ________

         Please note that this is the same remittance name, address and account to which you currently send payment.

         The foregoing directions shall apply to all existing receivables payable to us and (until further written notice) to all receivables arising in the future and may not be revoked except by a writing executed by MIM Funding LLC and Healthco-4.




                                    VII-B-1

         Please acknowledge your receipt of this notice by signing the enclosed copy of this letter and returning it in the enclosed envelope.

         Thank you for your cooperation in this matter.

                  [MIM HEALTH PLANS, INC. d/b/a Scrip PHARMACY
                  SOLUTIONS][AMERICAN DISEASEMANAGEMENT
                  ASSOCIATES, LLC][CONTINENTAL PHARMACY,
                  INC.]


                   By:____________________
                      Edward J. Sitar, CFO


                    MIM FUNDING LLC

                    By: MIM Health Plans, Inc., its managing member


                    By:____________________
                       Edward J. Sitar, CFO



                                    VII-B-2

                                     EXHIBIT VIII

                        PRIMARY SERVICER RESPONSIBILITIES

         Each Provider shall be responsible for the following administration and servicing obligations (the "PRIMARY SERVICER RESPONSIBILITIES") which shall be performed by the Primary Servicer on behalf of the Providers until such time as a successor servicer shall be designated and shall accept appointment pursuant to Section 1.05(b) of the Agreement:

         (a) Servicing Standards and Activities. Each provider and the Primary Servicer agree to administer and service the Batch Receivables sold or contributed by the Providers in each Transferred Batch (i) to the extent consistent with the standards set forth in clauses (b)(i) through (iv) below, with the same care that it exercises in administering and servicing similar receivables for its own account, (ii) within the parameters of services set forth in paragraph (b) of this Exhibit VIII, as such parameters may be modified by mutual written agreement of the Purchaser and the Primary Servicer, (iii) in compliance at all times with applicable law and with the agreements, covenants, objectives, policies and procedures set forth in the Agreement, and (iv) in accordance with industry standards for servicing healthcare receivables unless such standards conflict with the procedures set forth in paragraph (b) of this
Exhibit VIII in which case the provisions of paragraph (b) shall control. The Primary Servicer shall establish and maintain electronic data processing services for monitoring, administering and collecting the Batch Receivables in accordance with the foregoing standards and shall, within three Business Days of the deposit of any checks, other forms of cash deposits, or other written matter into a Lockbox, post such information to its electronic data processing services.

         (b)   Parameters   of   Primary   Servicing.   The   Primary   Servicer
Responsibilities shall be performed within the following parameters:

          (i) Subject to the review and authority of the Purchaser and except as otherwise provided herein, the Primary Servicer shall have full power and authority to take all actions that it may deem necessary or desirable, consistent in all material respects with its existing policies and procedures with respect to the administration and servicing of accounts receivable, in connection with the administration and servicing of Batch Receivables. Without limiting the generality of the foregoing, the Primary Servicer shall, in the performance of its servicing obligations hereunder, act in accordance with all legal requirements and subject to the terms and conditions of the Agreement. The Primary Servicer agrees that the Primary Servicing Fee has been calculated to cover all costs and expenses incurred in the performance of its servicing obligations hereunder and no other reimbursement of costs and expenses shall be payable to the Primary Servicer.

          (ii) The Primary Servicer shall not be entitled to sue to enforce or collect any Batch Receivable without the prior written consent of the Purchaser unless


                                     VIII-1
the Primary Servicer shall have repurchased such Batch Receivable in accordance with the Agreement.

               The Primary Servicer shall not change in any material respect its existing policies and procedures with respect to the administration and servicing of accounts receivable (including, without limitation, the amount and timing of write-offs) without the prior written consent of the Purchaser.

        (iii) The Primary Servicer will be responsible for monitoring and collecting the Batch Receivables, including, without limitation, contacting Obligors that have not made payment on their respective Batch Receivables within the customary time period for such Obligor, and resubmitting any claim rejected by an Obligor due to incomplete information.

          (iv) If the Primary Servicer determines that a payment with respect to a Batch Receivable has been received directly by a pharmacy or any other Person, the Primary Servicer shall promptly advise the Purchaser, and the Purchaser shall be entitled to presume that the reason such payment was made to such pharmacy or other Person was because of a breach of representation or warranty in the Agreement with respect to such Batch Receivable (such as, by way of example, the forms related to such Batch Receivable not being properly completed so as to provide for direct payment by the Obligor to the Primary Servicer), unless the Primary Servicer shall demonstrate that such is not the case. In the case of any such Batch Receivable which is determined not to be a Denied Receivable, the Primary Servicer shall promptly demand that such pharmacy or other Person remit and return such funds. If such funds are not promptly received by the Provider, the Primary Servicer shall take all reasonable steps to obtain such funds.

          (vi) Notwithstanding anything to the contrary contained herein, no Provider may amend, waive or otherwise permit or agree to any deviation from the terms or conditions of any Batch Receivable in any material respect without the prior consent of the Purchaser.

         (c) The Primary Servicer shall be responsible, with the Purchaser, for the determination and application of the Eligibility Criteria and the delivery and certification of the Borrowing Base Certificate.

         (d) Aged Term Servicing. The parties hereby agree that at such time as any Batch Receivable is unpaid for more than 120 days after the Invoice Date, the Primary Servicer shall, upon the request of the Purchaser, turn over all of its Primary Servicer Responsibilities under this Agreement with respect to such Batch Receivable to a successor servicer selected by the Purchaser, and such servicer shall thereafter service such Batch Receivable.


                                     VIII-2

         (e) Termination of Primary Servicer Responsibilities; Cooperation. Upon the occurrence of a Servicer Termination Event, the Purchaser may, by written notice, terminate the performance of the Primary Servicer Responsibilities by the Primary Servicer, in which event the Primary Servicer shall immediately transfer to a successor servicer designated by the Purchaser all records, computer access and other information as shall be necessary or desirable, in the reasonable judgment of such successor servicer, to perform such responsibilities. The Primary Servicer shall otherwise cooperate fully with such successor servicer.

         (f) Primary Servicing Fee. Upon the transfer of servicing with respect to any Purchased Receivable pursuant to this Agreement, the Primary Servicer shall no longer be paid the Primary Servicing Fee relating to such Purchased Receivables, and such Primary Servicing Fee will be paid to the successor Person performing the Primary Servicer Responsibilities with respect thereto.



                                     VIII-3

                                   EXHIBIT XI

                           SERVICER TERMINATION EVENTS

         Each of the following shall be a "SERVICER TERMINATION EVENT":

         (a) An event has occurred and is continuing that constitutes an Event of Termination or that would constitute an Event of Termination but for the requirement that notice be given or time elapse or both.

         (b) The Primary Servicer is not performing in any material respect the Primary Servicer Responsibilities set forth in Exhibit VIII hereof, or the Purchaser, in its sole judgement, which judgment shall be commercially reasonable, is not satisfied with the performance by the Primary Servicer, or the Providers, of the Primary Servicer Responsibilities with respect to the Batch Receivables.

         (c) The Primary Servicer is unable to maintain the Transmission interface described in Exhibit X to the satisfaction of the Master Servicer, or the electronic information servicing capabilities of the Primary Servicer are not functioning for a period of more than three consecutive Business Days for any reason other than force majeure.

         (d) The Primary Servicer has sent multiple Transmissions to the Master Servicer in a manner that is not in compliance with the specifications set forth in Exhibit X hereof.

                                    EXHIBIT X

           INTERFACE BETWEEN MASTER SERVICER AND THE PRIMARY SERVICER

1. The Master Servicer will convey appropriate data requirements and instructions to the Primary Servicer to establish a computer interface between the Primary Servicer's systems and the Master Servicer's receivables monitoring system. The interface will permit the Master Servicer to receive electronically the Primary Servicer's accounts receivable data, including the Receivable Information, billing data and collection and other transaction data relating to the Receivables.

2. The Primary Servicer shall give the Master Servicer and the Purchaser at least ten Business Days' notice of any coding changes or electronic data processing system modifications made by the Primary Servicer which could affect the Master Servicer's processing or interpretation of data received through the interface.

3. The Master Servicer shall have no responsibility to return to the Primary Servicer any information which the Master Servicer receives pursuant to the computer interface.

4. The Primary Servicer will prepare weekly accounts receivable data files of all transaction types for all of the Primary Servicer's sites that are included in the program. The weekly cutoff will occur at a predetermined time each week, and the weekly cutoff date for all of the sites must occur at exactly the same time. The cutoff date that will be selected will be at the end of business for a specific day of the week, or in other words, at the end of the Primary Servicer's transaction posting process for that day. The Primary Servicer will temporarily maintain a copy of the accounts data files in the event that the data is degraded or corrupted during transmission, and needs to be re-transmitted.

5. The Master Servicer will be responsible for the management of the hardware, communications and software used in the program.

6. The Master Servicer's data center will receive the Receivable files, and immediately confirm that the files have been passed without degradation or corruption of data by balancing the detailed items to the control totals that accompany the files. Any problems in this process will be immediately reported to the Primary Servicer so that the Receivable file can be re-transmitted, if necessary.

7.   Once the  receipt of the  Receivable  data has been  confirmed,  the Master
     Servicer will perform certain tests and edits to ensure that each Receivable meets the specified eligibility criteria for purchase by the Purchaser. Compliance with concentration limits will be verified and the Master Servicer will notify the Program Manager that the Eligible Receivables have been determined. Upon the successful completion of a purchase, the Master Servicer will generate a one-line trial balance (listing all purchased accounts) confirming the Receivables that have been purchased. A copy of the trial balance will be forwarded to each Provider, to the Primary Servicer, to the Purchaser, and to the Program Manager to confirm the purchase.

8. The Primary Servicer's sites will continue to post daily transactions to their respective Receivable files. The Primary Servicer's Receivable files for each of the eligible sites will include all transactions posted through that day. The Primary Servicer will create a transaction report and a Receivable file for each of the eligible sites. The transaction report will contain all transactions posted to the respective site Receivable file for the specified period (and will indicate the respective site and the number of items and total dollars on each transaction report for control purposes). The Receivable file will contain balances that reflect the transactions posted on the Primary Servicer's systems through the end of business of the specified period.

9. The Primary Servicer will transmit the billing, transaction, and the most current Receivable data files to the Master Servicer's data center according to the established schedule. The Providers and the Primary Servicer should, again, maintain the backup of each of these files in the event that a re-transmission is necessary.

10. The Master Servicer's data center will confirm that the files have been received intact, and will immediately communicate any problems to the
     Primary Servicer in order to initiate a re-transmission. The Master Servicer will then post the transaction files to the accounts receivable for the previously purchased accounts that the Master Servicer is maintaining, and consequently update the affected balances. Upon completion of the posting process, the Master Servicer will generate summary reports of the posting process that the Program Manager will use to complete various funding activities. The Master Servicer summary reports will reference the Primary Servicer's transaction codes and activity to codes that are common to the funding program.

11. The Master Servicer will then compare the updated accounts balances on the Master Servicer's system to the corresponding account balances reflected on the Receivable file. The Master Servicer expects that the balances for the funded Receivables will be congruent, and any discrepancies will be immediately examined and resolved through the cooperative effort of the Master Servicer and the Primary Servicer. The Master Servicer shall produce discrepancy reports (e.g., "Funding Only" or "Out of Balance" reports) and the Primary Servicer shall respond promptly to such reports.

12. Once the reconciliation process has been completed and any discrepancies between the Master Servicer and the Primary Servicer's Receivable files resolved through the discrepancy report process described in paragraph 9 above, the Master Servicer will then process the Receivable file and advise the Purchaser that it may purchase any new Receivable that is eligible. The Master Servicer will then proceed through exactly the same process described in paragraph 6 above.

                                  EXHIBIT XI-A

                                 FORM OF OPINION

                                 [SEE ATTACHED]


                                      XI-A-1

                                  EXHIBIT XI-B

              FORM OF OPINION OF PROVIDERS' AND PURCHASER'S COUNSEL
                    WITH RESPECT TO CERTAIN CORPORATE MATTERS

                                 [SEE ATTACHED]




                                     XI-B-1

                                  EXHIBIT XI-C

                     OPINION OF GENERAL COUNSEL FOR BORROWER

                                 [SEE ATTACHED]



                                     XI-C-1

                                   EXHIBIT XII

                          FORM OF DEPOSITARY AGREEMENT


                                 [SEE ATTACHED]


                                     XII-1

                                  EXHIBIT XIII

                      FORM OF DEFERRED PURCHASE PRICE NOTE

                                 [SEE ATTACHED]




                                     XIII-1

                                   EXHIBIT XIV

                         FORM OF SUBSCRIPTION AGREEMENT

                                 [SEE ATTACHED]




                                     XIV-1

                                   EXHIBIT XV

                              ELIGIBILITY CRITERIA

         The following shall constitute the eligibility criteria for determining
Receivables   eligible  for  purchase  under  the  Agreement  (the  "ELIGIBILITY
CRITERIA"):

         (a) The information provided by the applicable Provider with respect to each such Receivable is complete and correct and all documents, attestations and agreements relating thereto that have been delivered to the Purchaser are true and correct, and, other than with respect to Unbilled Receivables, such Provider has billed the applicable Obligor and has delivered to such Obligor all requested supporting claim documents with respect to such Receivable and no amounts with respect to such Receivable have been paid as of the date and time of the sale of such Receivable to the Purchaser. All information set forth in the bill and supporting claim documents with respect to such Receivable is true, complete and correct; if additional information is requested by the Obligor, the applicable Provider has or will promptly provide the same, and if any error has been made with respect to such information, such Provider will promptly correct the same and, if necessary, rebill such Receivable.

         (b) Each such Receivable (i) is payable, in an amount not less than its Expected Net Value, by the Obligor identified by the applicable Provider as being obligated to do so, (ii) is based on an actual and bona fide rendition of services to the Obligor or sale of goods to an Obligor or a plan participant of the Obligor in the ordinary course of business, (iii) is denominated and payable only in U.S. dollars in the United States, and (iv) is an account receivable or general intangible within the meaning of the UCC of the state in which the applicable Provider has its principal place of business, or is a right to payment under a policy of insurance or proceeds thereof, and is not evidenced by any instrument or chattel paper. There is no payor other than the Obligor identified by the applicable Provider as the payor primarily liable on such Receivable.

         (c) Each such Receivable (i) is not the subject of any action, suit, proceeding or --- dispute (pending or threatened), setoff, counterclaim, defense, abatement, suspension, deferment, deductible, reduction or termination by the Obligor (except for statutory rights of Governmental Entities that are not pending or threatened), (ii) is not past, or within 60 days of, the statutory limit for collection applicable to the Obligor or is not aged more than 180 days from its Invoice Date, (iii) in the case of a Receivable that is not a Rebate Receivable, was not billed to the Obligor on a date more than 30 days after the Last Service Date, and (iv) in the case of a Rebate Receivable, was not billed to the Obligor on a date more than 60 days after the end of the fiscal quarter in which such Rebate Receivable became due and payable.

         (d) Each such Receivable is not due from any Governmental Entity other than Medicare, Medicaid, State of Rhode Island, State of Tennessee and State of Arizona; provided that no Receivable due from the State of Rhode Island shall be considered to



                                      X-V1
satisfy the Eligibility Criteria until Healthco-4 shall have received a favorable opinion of Rhode Island counsel to the Providers, in form and substance satisfactory to Healthco-4.

         (e) The applicable Provider does not have any guaranty of, letter of credit providing credit support for, or collateral security for, such
Receivable, other than any such guaranty, letter of credit or collateral security as has been assigned to the Purchaser, and any such guaranty, letter of credit or collateral security is not subject to any Lien in favor of any other Person.

         (f) Each such Receivable is an obligation representing all or part of the sales price of merchandise, insurance or services within the meaning of
Section 3(c)(5) of the Investment Company Act of 1940, as amended, and the nature of which is such that its purchase with the proceeds of notes would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended.

         (g) The Obligor with respect to each such Receivable is (i) not currently the subject of any bankruptcy, insolvency or receivership proceeding, nor is it unable to make payments on its obligations when due; provided, however, that Receivables with respect to which Xantus Health Plan of Tennessee, Inc. is the Obligor shall not be ineligible solely as a result of such Obligor being in such a proceeding, (ii) located in the United States of America, (iii) one of the following: (x) a Person which in the ordinary course of its business or activities agrees to pay for healthcare services received by individuals, including, without limitation, commercial insurance companies and non-profit insurance companies (such as Blue Cross and Blue Shield) issuing health, personal injury, worker's compensation or other types of insurance, employers or unions which self-insure for employee or member health insurance, prepaid healthcare organizations, preferred provider organizations, health maintenance organizations, commercial hospitals, physician's groups or any other similar person or (y) an individual, (iv) not a Subsidiary, parent or other Person that is an Affiliate of any Provider and (v) not the Obligor of any Receivable that was a Defaulted Receivable in the past 12 months.

         (h) The sale or contribution of such Receivables hereunder is made in good faith and without actual intent to hinder, delay or defraud present or future creditors of any of the Providers.

         (i) The insurance policy, contract or other instrument obligating an Obligor to make payment with respect to such Receivable (i) does not contain any provision prohibiting the grant of a security interest in such payment obligation from the applicable Provider to the Purchaser, or from the Purchaser to the Healthco-4, (ii) has been duly authorized and, together with such Receivable, constitutes the legal, valid and binding obligation of the Obligor in accordance with its terms, (iii) together with such Receivable, does not contravene in any material respect any requirement of law applicable thereto, and (iv) was in full force and effect and applicable to the Obligor at the time the goods or services constituting the basis for such Receivable were sold or performed.

         (j) No consents by any third party to the sale of such Receivable are required other than consents previously obtained in writing by the applicable Provider, a copy of each such consent having been provided to the Purchaser.

         (k) Unless specifically verified and accepted by the Master Servicer or Program Manager, no single Eligible Receivable that is not a Rebate Receivable has an Expected Net Value greater than $800,000.

         (l) No prior sale or assignment of security interest which is still in effect on the applicable Transfer Date has been made with respect to or granted in any such Receivable.

                                   SCHEDULE I

                                LIST OF PROVIDERS

         NAME                                                JURISDICTION OF
         ----                                                ---------------
                                                              INCORPORATION
                                                              -------------

         American Disease Management Associates, LLC             Delaware

         Continental Pharmacy, Inc.                              Ohio

         MIM Health Plans, Inc.                                  Delaware